THIRD AMENDED AND RESTATED

                                    AGREEMENT

                                       OF

                               LIMITED PARTNERSHIP

                                       OF

                 INTERNATIONAL PRIVATE SATELLITE PARTNERS, L.P.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I  CERTAIN DEFINITIONS.................................................2
ARTICLE II  PARTNERSHIP CONTINUATION, NAME, PLACE OF
      BUSINESS........................................9
      2.01.  Continuation of Partnership; Certificate of Limited
             Partnership; Determination of Partnership Rights and
             Duties............................................................9
      2.02.  Name of Partnership...............................................9
      2.03.  Place of Business................................................10
      2.04.  Registered Office and Registered Agent...........................10
ARTICLE III  PURPOSES AND POWERS OF PARTNERSHIP...............................10
      3.01.  Purposes.........................................................10
      3.02.  Powers...........................................................10
      3.03.  Limitation on Powers of the Partnership..........................12
ARTICLE IV   TERM OF PARTNERSHIP..............................................12
      4.01.  Term.............................................................12
ARTICLE V    CAPITAL..........................................................12
      5.01.  Capital Contribution of General Partner..........................12
      5.02.  [Intentionally omitted.].........................................12
      5.03.  Capital Contributions of Limited Partners........................12
      5.04.  Capital Accounts.................................................13
      5.05.  Negative Capital Accounts........................................15
      5.06.  No Interest on Amounts in Capital Account........................16
      5.07.  Advances to Partnership..........................................16
      5.08.  Liability of Limited Partners....................................16
      5.09.  Return of Capital................................................16
ARTICLE VI  ALLOCATION OF PROFITS AND LOSSES;
      DISTRIBUTIONS  OF CASH FLOW AND CERTAIN PROCEEDS........................17
      6.01.  Certain Definitions..............................................17
      6.02.  Allocation of Net Income or Net Loss.............................18
      6.03.  Allocation of Income and Loss With Respect to Partnership
             Interests Transferred............................................20
      6.04.  Distribution of Cash Flow........................................20
      6.05.  Distribution of Proceeds from Terminating Capital
             Transactions.....................................................21
      6.06.  Special Allocation Rules.........................................22
      6.07.  Contributed Property; Revaluations Pursuant to Section
             704(b) Regulations...............................................26
      6.08.  Taxes............................................................26
ARTICLE VII  MANAGEMENT.......................................................28
      7.01.  Management and Control of Partnership Business...................28
      7.02.  Powers of General Partner........................................29
      7.03.  Power of Attorney................................................30

      7.04.  Limitation on Authority of General Partner.......................32
      7.05.  Working Capital Reserve..........................................33
      7.06.  Other Activities of Partners.....................................33
      7.07.  Transactions with General Partner or Affiliates..................34
      7.08.  Liability of General Partner and Affiliates to Partnership
             and Limited Partners.............................................34
      7.09.  Indemnification of General Partner and Limited Partners..........35
      7.10.  No Management by Limited Partners................................36
      7.11.  Partners Planning and Policy Review Committee....................37
      7.12.  Meetings of Limited Partners.....................................40
      7.13.  Transfer of Limited Partnership Interest to the General
             Partner..........................................................41
      7.14.  Technical Committee..............................................41
ARTICLE VIII  COMPENSATION OF GENERAL PARTNER;
      PAYMENT OF PARTNERSHIP EXPENSES.........................................43
      8.01.  Compensation of General Partner..................................43
      8.02.  Partnership Expenses.............................................43
      8.03.  Acquisition, Organizational, and Offering Expenses...............43
ARTICLE IX  BANK ACCOUNTS; BOOKS AND RECORDS;
      STATEMENTS; TAXES; FISCAL YEAR; ANNUAL BUDGET...........................43
      9.01.  Bank Accounts and Investments....................................43
      9.02.  Books and Records................................................44
      9.03.  Financial Statements and Information.............................44
      9.04.  Accounting Decisions.............................................46
      9.05.  Where Maintained.................................................46
      9.06.  Tax Returns and Tax Matters......................................46
      9.07.  Federal Income Tax Elections.....................................47
      9.08.  Fiscal Year......................................................47
      9.09.  Annual Budget....................................................47
ARTICLE X  TRANSFER OF INTERESTS..............................................49
      10.01.  Transfer........................................................49
      10.02.  Transfer of Interest of General Partner.........................50
      10.03.  Transfer of Interest of Limited Partner.........................50
      10.04.  Partners' Rights of First Refusal...............................51
      10.05.  Restriction on Certain Transfers................................53
ARTICLE XI  OFFERING OF ADDITIONAL PARTNERSHIP
      INTERESTS; ADMISSION OF ADDITIONAL PARTNERS;
      WITHDRAWAL OF PARTNERS; REMOVAL OF GENERAL
      PARTNER.................................................................53
      11.01.  Offering of Additional Partnership Interests....................53
      11.02.  Admission of Additional Limited Partners........................55
      11.03.  Admission of Successor General Partner..........................55
      11.04.  Withdrawal of General Partner...................................56
      11.05.  Withdrawal of Limited Partner...................................56
      11.06.  Removal of General Partner......................................56

ARTICLE XII  DISSOLUTION AND LIQUIDATION......................................58
      12.01.  Events Causing Dissolution......................................58
      12.02.  Right to Continue Business of Partnership.......................60
      12.03.  Liquidation.....................................................60
      12.04.  Termination of Partnership......................................60
ARTICLE XIII  MISCELLANEOUS PROVISIONS........................................61
      13.01.  Additional Actions and Documents................................61
      13.02.  Notices.........................................................61
      13.03.  Severability....................................................62
      13.04.  Survival........................................................62
      13.05.  Waivers.........................................................62
      13.06.  Exercise of Rights..............................................63
      13.07.  Binding Effect..................................................63
      13.08.  Limitation on Benefits of this Agreement........................63
      13.09.  Amendment Procedure.............................................63
      13.10.  Waiver of Partition.............................................65
      13.11.  Consolidation...................................................65
      13.12.  Entire Agreement................................................65
      13.13.  Pronouns........................................................65
      13.14.  Headings........................................................65
      13.15.  Governing Law...................................................65
      13.16.  Execution in Counterparts.......................................66
      13.17.  Interest Rates..................................................66
ARTICLE XIV  STET REDEMPTION..................................................66
      14.01.  Ratification of STET Redemption, Issuance of New Interest
              to ONS..........................................................66
      14.02.  STET's Unrecovered Contingent Contributions.....................67
      14.03.  Termination and Modification of STET Agreements.................67
      14.04.  BA Waiver.......................................................68
ARTICLE XV  PARTNERSHIP APPROVALS.............................................69
ARTICLE XVI EXECUTION.........................................................70

                           THIRD AMENDED AND RESTATED

                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                 INTERNATIONAL PRIVATE SATELLITE PARTNERS, L.P.

                  THIS THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP is entered into as of _______________, 1996 by and among Orion Satellite Corporation, a Delaware corporation, as the General Partner, the persons named as Limited Partners on Schedule A and any other persons or entities who shall in the future execute and deliver this Agreement as additional or substitute Partners pursuant to the provisions hereof. The principal place of business of the General Partner and each Limited Partner are set forth on Schedule A.

                  WHEREAS, the General Partner and the Orion Network Systems, Inc., a Delaware corporation, as the organizational limited partner (the "Organizational Limited Partner"), in accordance with the Delaware Revised Uniform Limited Partnership Act, formed a limited partnership under the name "International Private Satellite Partners, L.P." (the "Partnership") pursuant to an initial agreement of limited partnership (the "Initial Agreement"), dated as of August 15, 1989 and a Certificate of Limited Partnership dated as of August 15, 1989 and filed with the office of the Secretary of State of Delaware on August 17, 1989; and

                  WHEREAS, counterparts of an Amended and Restated Agreement of Limited Partnership and first, second and third amendments thereto (collectively, the "First Amended and Restated Agreement") were executed and deposited into escrow by the General Partner and certain proposed limited partners of the Partnership; and

                  WHEREAS, pursuant to a Second Amended and Restated Agreement of Limited Partnership entered into as of December 20, 1991 (the "Second Amended and Restated Agreement") the parties thereto amended and restated the Initial Agreement and the First Amended and Restated Agreement as provided therein, the Organizational Limited Partner withdrew from the Partnership, and the General Partner and the limited partners of the Partnership continued the Partnership for the purposes set forth therein, subject to the terms and conditions thereof;

                  WHEREAS, the General Partner and the limited partners of the Partnership entered into the First Amendment to the Second Amended and Restated Agreement of Limited Partnership of International

Private Satellite Partners, L.P., effective as of December 20, 1991, the Second Amendment to the Second Amended and Restated Agreement of Limited Partnership of International Private Satellite Partners, L.P. dated April 2, 1992, the Third Amendment to the Second Amended and Restated Agreement of Limited Partnership of International Private Satellite Partners, L.P. dated April 2, 1992, the Fourth Amendment to the Second Amended and Restated Agreement of Limited Partnership of International Private Satellite Partners, L.P. dated March 22, 1994, the Fifth Amendment to the Second Amended and Restated Agreement of Limited Partnership of International Private Satellite Partners, L.P., dated May 2, 1994 and the Sixth Amendment to the Second Amended and Restated Agreement of Limited Partnership of International Private Satellite Partners, L.P., dated November ____, 1995; and

                  WHEREAS, the parties hereto desire to amend and restate the Second Amended and Restated Agreement, as amended by the six amendments listed in the prior paragraph, and the General Partner and the Limited Partners desire to continue the Partnership for the purposes hereinafter set forth, subject to the terms and conditions hereof.

                  NOW, THEREFORE, in consideration of the foregoing, and of the covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:


                                    ARTICLE I

                               CERTAIN DEFINITIONS

                  Unless the context otherwise specifies or requires, the terms defined in this Article I shall, for the purposes of this Agreement, have the meanings herein specified. Unless otherwise specified, all references herein to Articles, Sections, or Schedules are to Articles or Sections of, or Schedules attached to, this Agreement.

                  Adjusted Basis: The basis for determining gain or loss for federal income tax purposes from the sale or other disposition of property, as defined in section 1011 of the Code.

                  Affiliate: With respect to a specified Person, (a) any other Person directly or indirectly owning, controlling, or holding power to vote ten percent (10%) or more of the voting securities, on a fully diluted basis of such specified Person; (b) any other Person ten percent (10%) or more of the voting securities, on a fully diluted basis of which are directly or indirectly owned, controlled, or held with power to vote by such specified Person; (c) any other Person directly or indirectly controlling, controlled by, or under common control with such specified Person; (d) if such specified Person is a corporation, any executive officer or director of such specified Person or of any corporation directly or indirectly controlling such specified Person; and
(e) if such specified Person is a partnership, any general partner owning or controlling ten percent (10%) or more, on a fully diluted basis of either the capital or profits interest in such partnership. As used in this definition of "Affiliate," the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise. As used herein, this definition of "Affiliate" excludes an Affiliate of an Affiliate, unless such Person would otherwise be an Affiliate under this definition.

                  Agreement: This Third Amended and Restated Agreement of Limited Partnership, as it may be further amended or supplemented from time to time.

                  Book Tax Gain and Book Tax Loss: The amount of taxable gain or loss for federal income tax purposes that would result from a sale or other disposition of a Partnership Asset if, at the time of such sale or disposition, the Adjusted Basis of the Partnership Asset sold or otherwise disposed of were equal to the Carrying Value of such Partnership Asset at such time.

                  Business Day: Monday through Friday of each week, except that a legal holiday recognized as such by the Government of the United States or the State of Maryland shall not be regarded as a Business Day.

                  Capacity Option Agreement: Each of the Option Agreements, including any amendments thereto, entered into effective as of December 20, 1991 between the Partnership and each Limited Partner or its Affiliate, any substantially similar agreement entered into by the Partnership and a Limited Partner or its Affiliate after December 20, 1991 and any substantially similar agreement which may be entered into by the Partnership and a Limited Partner or its Affiliate after the date of this Agreement.

                  Capital   Account:   The  capital   account   established  and
maintained for each Partner pursuant to Section 5.04.

                  Capital Contribution: Any property (including cash), whether tangible or intangible, contributed to the Partnership by or on behalf of a Partner.

                  Carrying Value: (a) With respect to any asset contributed to the Partnership or revalued on the Partnership's books pursuant to Section 5.04(d), the fair market value of such asset (as determined by the Partners) at the time of contribution or revaluation, reduced, but not below zero, by all deductions for Depreciation (as defined in the definition of Net Income and Net
Loss) debited to the Capital Accounts of the Partners pursuant to Section 5.04(a) with respect to such asset from the later of the time of contribution or the most recent revaluation to the time the Carrying Value is to be determined; and (b) with respect to any other asset of the Partnership, the Adjusted Basis of such asset as of the time the Carrying Value is to be determined.

                  Cash Flow:  As defined in Section 6.01(a).

                  Certificate: The Certificate of Limited Partnership, and any and all amendments thereto, filed on behalf of the Partnership with the Recording Office as required under the Delaware RULPA.

                  Code: The Internal Revenue Code of 1986, as in effect and hereafter amended, and, unless the context otherwise requires, applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

                  Communications Satellite Capacity Agreement: Each of the Communications Satellite Capacity Agreements, including any amendments thereto, effective as of December 20, 1991 between the Partnership and each Limited Partner or its Affiliate, any substantially similar agreement entered into by the Partnership and a Limited Partner or its Affiliate after December 20, 1991 and any substantially similar agreement which may be entered into by the Partnership and a Limited Partner or its Affiliate after the date of this Agreement.

                  Contingent Communications Satellite Capacity Agreement: Each of the Contingent Communications Satellite Capacity Agreements, including any amendments thereto, effective as of December 20, 1991 between the Partnership and each Limited Partner or its Affiliate, any substantially similar agreement entered into by the Partnership and a Limited Partner or its Affiliate after December 20, 1991 and any substantially similar agreement which may be entered into by the Partnership and a Limited Partner or its Affiliate after the date of this Agreement.

                  Delaware RULPA: The Delaware Revised Uniform Limited Partnership Act (Del. Code Ann. tit. 6 ss. 17-101 et seq.), as amended to date and as it may be amended from time to time hereafter, and any successor to such Act.

                  Excess Negative Balance: The negative balance, if any, in a Partner's Capital Account as of the end of a Fiscal Year after crediting the Partner's Capital Account for the amount of any deficit balance in such Capital Account that the Partner is obligated to restore or is treated as being obligated to restore pursuant to Regulations sections 1.704-1(b)(2)(ii) (b)(3) and 1.704-1(b)(2)(ii)(c), including the amount of such Partner's share of the Partnership's Minimum Gain, determined pursuant to Regulations sections 1.704-1T(b)(4)(iv)(f) and 1.704-1T(b)(4)(iv)(h)(5); and debiting the Partner's
Capital Account for any adjustment, allocation, or distribution described in paragraph (4), (5), or (6) of Regulations section 1.704-1(b)(2)(ii)(d).

                  FCC: The United States Federal Communications Commission or any successor thereto.

                  FCC License: The FCC license to construct, launch and operate two in-orbit satellites at 37.5(degree) West Longitude and 47(degree) West Longitude and all rights granted under that license.

                  Fiscal Year: The fiscal year of the Partnership for financial accounting purposes, and for federal, state, and local income tax purposes, which shall be the calendar year unless changed by the General Partner in accordance with Section 9.08.

                  General Partner: Orion Satellite Corporation, or any other Person admitted to the Partnership as a general partner in accordance with this Agreement.

                  Independent Party: A panel of three individuals, as constituted or reconstituted from time to time, each of which persons shall be a fit and impartial person (where "impartial" means that such person, at the time of such person's appointment to the panel, is not and has never been an officer, director, partner, employee, or Affiliate of the General Partner or any Limited Partner), of which one of such persons shall be chosen by the General Partner, one of such persons shall be chosen by the Limited Partners pursuant to the approval of an LP Majority, and one of such persons shall be chosen by the other two so chosen.

                  Limited Partner: Any Person named as a Limited Partner on Schedule A, as it may be amended from time to time, and any other persons or entities who shall in the future execute and deliver this Agreement as additional or substitute Partners pursuant to the provisions hereof.

                  LP Majority: Limited Partners holding a majority of the total Percentage Interests then held by all Limited Partners.

                  Minimum Gain: The amount determined by computing, with respect to each Nonrecourse Debt of the Partnership, the amount of Book Tax Gain (of whatever character), if any, that the Partnership would realize if it disposed of (in a taxable transaction) the Partnership Assets subject to such Nonrecourse Debt in full satisfaction thereof and for no other consideration, and by then aggregating the amounts so computed. For purposes of computing the amount of Minimum Gain, (i) the Carrying Value of a Partnership Asset subject to two or more Nonrecourse Debts of equal priority shall be allocated among such Nonrecourse Debts in proportion to the outstanding principal balances of such Nonrecourse Debts; (ii) the Carrying Value of a Partnership Asset subject to two or more Nonrecourse Debts of unequal priority shall be allocated to the Nonrecourse Debts of an inferior priority (in accordance with clause (i) above) only to the extent of the excess, if any, of the Carrying Value of the Partnership Asset over the aggregate outstanding balance of the Nonrecourse Debts of superior priority; and (iii) only the portion of Carrying Value of a Partnership Asset allocated to Nonrecourse Debts of the Partnership shall be used in computing the Minimum Gain.

                  Net Income and Net Loss: For any taxable period, (i) the gross income of the Partnership from all sources, as calculated for federal income tax purposes by the Partnership (but excluding any item of income or gain taken into account in computing Book Tax Gain or Book Tax Loss), plus (ii) any Book Tax Gain recognized by the Partnership during such period, plus (iii) any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing gross income for federal income tax purposes, reduced by
(iv) Depreciation (as defined below), further reduced by (v) all other items of expense or deduction (other than Depreciation (as defined below)) that are allowable as deductions to the Partnership under the Code for such period (but excluding any item of expense or deduction taken into account in computing Book Tax Gain or Book Tax Loss), further reduced by (vi) any Book Tax Loss recognized by the Partnership during such period, and further reduced by (vii) any expenditures of the Partnership described in section 705(a)(2)(B) of the Code or treated as expenditures described in section 705(a)(2)(B) of the Code pursuant to Regulations section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing taxable income (including for the purposes hereof, any foreign income taxes paid or deemed paid by the Partnership for purposes of section 901, et seq. of the Code). In computing Net Income and Net Loss, all items of income, gain, loss, or deduction required to be specially allocated to one or more Partners pursuant to Section 6.06 shall be excluded. "Depreciation" means, for each taxable period, an amount equal to the depreciation, amortization, or other cost recovery deductions allowable with respect to a Partnership Asset for such period for federal income tax purposes computed (using the same method used by the Partnership in computing depreciation, amortization, or other cost recovery deductions in preparing its federal income tax returns, or if the Adjusted Basis of the Partnership Asset is zero, such method as is reasonably determined by the General Partner) as if the Adjusted Basis of such Partnership Asset were equal to their Carrying Values. Except as otherwise specifically provided herein or in the Regulations under section 704 of the Code, for purposes of computing the amount of any item of income, gain, deduction, or loss in determining Net Income or Net Loss, the determination, recognition, and classification of such item shall be the same as its determination, recognition, and classification for federal income tax purposes. All items of income, gain, loss, deduction, and credit recognized by the Partnership for federal income tax purposes and allocated to the Partners in accordance with the provisions of Article VI shall be determined without regard to any election that may be made by the Partnership under section 754 of the Code except as expressly contemplated under the Regulations section 1.704-1(b)(2)(iv)(m)(4); provided, however, that such allocations, once made, shall be adjusted as necessary to take into account those adjustments authorized under sections 734 and 743 of the Code.

                  Net Proceeds of a Terminating Capital Transaction: As defined in Section 6.01(b).

                  Nonrecourse Debt: Any liability that is considered nonrecourse for purposes of Regulations section 1.1001-2 (without regard to whether such liability is a recourse liability under Regulations section 1.752-1T(d)(2)) and any other liability for which the creditor's right to repayment is limited to one or more of the assets of the Partnership (within the meaning of Regulations section 1.752-1T(d)(3)(ii)(B)(4)(ii).

                  Nonrecourse  Liability:   Any  Nonrecourse  Debt  (or  portion
thereof) for which no Partner bears (or is deemed to bear) the economic risk of loss within the meaning of Regulations section 1.704-1T(b)(4)(iv)(k)(3).

                  Organizational Limited Partner:  Orion Network Systems, Inc.

                  Partner:  A General Partner or a Limited Partner.

                  Partner Nonrecourse Debt: Any Nonrecourse Debt (or portion thereof) for which a Partner bears (or is deemed to bear) the economic risk of loss within the meaning of Regulations section 1.704-1T(b)(4)(iv)(k)(1).

                  Partnership: The limited partnership created pursuant to the Certificate and continued by this Agreement.

                  Partnership Assets: All assets and property, whether tangible or intangible and whether real, personal, or mixed, at any time owned by or held for the benefit of the Partnership.

                  Partnership Interest: As to any Partner, all of the interest of such Partner in the Partnership, including, without limitation, such Partner's (i) right to a distributive share of the income, gain, losses and deductions of the Partnership in accordance herewith, (ii) right to a distributive share of Partnership Assets, (iii) rights, if a General Partner, with respect to the management of the business and affairs of the Partnership and (iv) consensual and voting rights, if a Limited Partner, with respect to certain matters as provided herein.

                  Partnership Liabilities: All debts, liabilities, and other obligations of the Partnership.

                  Percentage Interest:  As defined in Section 6.01(c).

                  Person: Any individual, corporation, association, partnership, joint venture, trust, estate, or other entity or organization.

                  Recording Office: The office of the Secretary of State of the State of Delaware.

                  Regulations: The regulations issued by the United States Department of the Treasury under the Code, as now in effect and as they may be amended from time to time, and any successor regulations.

                  Review Committee:  As defined in Section 7.11(a).

                  Satellite Authorizations: The FCC License, any other satellite licenses and authorizations or rights thereunder granted by the FCC or other governmental agencies which may be held by the General Partner or the
Partnership,  and  all  other  permits,  approvals,  consents,   authorizations,
registrations,   consultations,
notifications, coordinations, and licenses necessary or appropriate for the construction, launch or operation of each satellite owned by the Partnership.

                  Satellite Construction Contract: The Second Amended and Restated Purchase Contract, dated as of September 24, 1991, between the General Partner and British Aerospace Public Limited Company, as amended, as such agreement has been assigned by the General Partner to the Partnership pursuant to an Assignment and Assumption of Satellite Construction Contract between the General Partner and the Partnership effective as of December 20, 1991.

                  Section 754 Election: An election under section 754 of the Code relating to the adjustment of the Adjusted Basis of Partnership Assets, as provided in sections 734 and 743 of the Code.

                  Ten Year Projection:  As defined in Section 7.11(b)(ii).

                  Terminating Capital Transaction: Any sale, condemnation, exchange, abandonment, or other disposition, whether by foreclosure or otherwise, of all or substantially all of the then remaining Partnership Assets and/or any other transaction which will result in a dissolution of the Partnership, or any sale or other disposition of the Partnership Assets or any portion thereof or any other transactions in connection with the dissolution and liquidation of the Partnership pursuant to Article XII.

                  Termination Date:  December 31, 2039.

                  Unrealized Gain: As to any Partnership Asset, the Book Tax Gain, if any, that would be realized if such Partnership Asset were sold for its fair market value on the date of determination.

                  Unrealized Loss: As to any Partnership Asset, the Book Tax Loss, if any, that would be realized if such Partnership Asset were sold for its fair market value on the date of determination.

                  Unrecovered Contingent Contributions: With respect to each Limited Partner, the aggregate amount, if any, of contingent payments made by the Limited Partner or its Affiliate to the Partnership pursuant to Article II of the Contingent Communications Satellite Capacity Agreement or to a payment guarantee agreement in accordance with Article III of the Contingent Communications Satellite Capacity Agreement and treated as contributions by such Partner to the capital of the Partnership pursuant to Section 5.01 of the Contingent Communications Satellite Capacity Agreement, reduced, as and when made, by the amounts distributed to the Limited Partner in reduction of such amounts pursuant to Section 6.04(a)(i).

                  Unrecovered Initial Contributions: In the case of the General Partner, $10,000,000, and in the case of the Limited Partners, the amounts set forth on

Schedule A. A Partner's Unrecovered Initial Contribution shall be reduced, as and when made, by the amounts distributed to such Partner pursuant to Section 6.04(a)(ii).

                  Working Capital Reserve: The reserve for working capital established by the General Partner pursuant to Section 7.05.


                                   ARTICLE II

                PARTNERSHIP CONTINUATION, NAME, PLACE OF BUSINESS


                  2.01.  CONTINUATION  OF  PARTNERSHIP;  CERTIFICATE  OF LIMITED
                         PARTNERSHIP; DETERMINATION OF PARTNERSHIP RIGHTS AND DUTIES.

                  The Partnership was formed on August 17, 1989, pursuant to the provisions of the Delaware RULPA. The Partners hereby execute this Agreement for the purpose of continuing the existence of the Partnership, and setting forth the rights, duties, and relationship of the Partners. If the laws of any jurisdiction in which the Partnership transacts business so require, the General Partner also shall file, with the appropriate office in that jurisdiction, a copy of the Certificate as filed with the Recording Office or any other documents necessary for the Partnership to qualify to transact business and to establish and maintain the Limited Partners' limited liability under the Delaware RULPA. The Partners further agree and obligate themselves to execute, acknowledge, and cause to be filed for record, in the place or places and manner prescribed by law, any amendments to the Certificate as may be required, either by the Delaware RULPA, by the laws of a jurisdiction in which the Partnership transacts business, or by this Agreement, to reflect changes in the information contained therein or otherwise to comply with the requirements of law for the continuation, preservation, and operation of the Partnership as a limited partnership under the Delaware RULPA.


                  2.02.  NAME OF PARTNERSHIP.

                  The name under which the Partnership shall conduct its business is "International Private Satellite Partners, L.P." The business of the Partnership may be conducted under any other name permitted by the Delaware RULPA that is deemed necessary or desirable by the General Partner, in its sole and absolute discretion. The General Partner promptly shall execute, file, and record any assumed or fictitious name certificates required by the laws of the State of Delaware or any state in which the Partnership conducts business and shall take such other action as the General Partner determines are required by the laws of the State of Delaware, or any other state in which the Partnership conducts business, to use the name or names under which the Partnership conducts business.

                  2.03.  PLACE OF BUSINESS.

                  The principal place of business of the Partnership shall be located at 2440 Research Blvd., Suite 400, Rockville, Maryland 20858-3238. The General Partner may hereafter change the principal place of business of the Partnership to such other place or places within the United States as the General Partner may from time to time determine, in its sole and absolute discretion, provided that the General Partner shall give written notice thereof to the Limited Partners within thirty (30) days after the effective date of any such change and, if necessary, shall amend the Certificate in accordance with the applicable requirements of the Delaware RULPA. The General Partner may, in its sole and absolute discretion, establish and maintain such other offices and additional places of business of the Partnership, either within or without the State of Delaware, as it deems appropriate.


                  2.04.  REGISTERED OFFICE AND REGISTERED AGENT.

                  The street address of the registered office of the Partnership shall be 1013 Centre Road, Wilmington, Delaware 19805, and the Partnership's registered agent at such address shall be the Corporation Service Company.


                                   ARTICLE III

                       PURPOSES AND POWERS OF PARTNERSHIP


                  3.01.  PURPOSES.

                  The purposes of the Partnership shall be:

                         3.01(a)to    develop    international    communications
satellite facilities and to engage in the business of providing communications and communications-related services;

                         3.01(b) to acquire, hold, own, operate,  lease, manage,
maintain, improve, repair, replace, reconstruct, sell, or otherwise dispose of and otherwise use the Partnership Assets; and

                         3.01(c) to enter into any lawful transaction and engage
in any lawful activity incidental to or in furtherance of the foregoing purposes.


                  3.02.  POWERS.

The Partnership shall have the power to do any and all acts and things necessary, appropriate, advisable, or convenient for the furtherance and accomplishment of the purposes of the Partnership, including, without limitation, the following:

                         3.02(a)  to borrow (on a secured  or  unsecured  basis)
money and issue evidences of indebtedness, and to secure the same by mortgages, deeds of trust, security interests, pledges, or other liens on all or any part of the Partnership Assets;

                         3.02(b)  to  secure  and  maintain   insurance  against
liability or other loss with respect to the activities and assets of the Partnership (including, without limitation, insurance against liabilities under Section 7.09(e));

                         3.02(c)  to  employ or retain  such  persons  as may be
necessary or appropriate for the conduct of the Partnership's business, including permanent, temporary, or part-time employees and independent attorneys, accountants, consultants, and contractors;

                         3.02(d) to acquire,  own, hold,  maintain,  use, lease,
sublease, manage, operate, sell, exchange, transfer, or otherwise deal in assets and property as may be necessary or convenient for the purposes of the Partnership;

                         3.02(e) to incur expenses and to enter into, guarantee,
perform, and carry out contracts, agreements, leases, subleases, and commitments of any kind, to assume obligations, and to execute, deliver, acknowledge, and file documents in furtherance of the purposes of the Partnership;

                         3.02(f)  to  pay,   collect,   compromise,   arbitrate,
litigate, or otherwise adjust, contest, or settle any and all claims or demands of or against the Partnership;

                         3.02(g)  to  establish  and  maintain  one or more bank
accounts in the name of the Partnership at such banks as may be selected by the General Partner, to deposit in such account(s) the funds received from time to time by or on behalf of the Partnership, and to pay the debts, expenses, and obligations of the Partnership by checks drawn on such accounts and signed by the General Partner or by such other signatory as the General Partner shall designate;

                         3.02(h)  to invest  in  interest-bearing  accounts  and
short-term investments, including, without limitation, obligations of federal, state, and local governments and their agencies, mutual funds (including money market funds), commercial paper, time deposits, and certificates of deposit of commercial banks, savings banks, or savings and loan associations; and

                         3.02(i) to engage in any kind of activity  and to enter
into and perform obligations of any kind necessary to or in connection with, or incidental to, the accomplishment of the purposes of the Partnership, so long as said activities and obligations may be lawfully engaged in or performed by a limited partnership under the Delaware RULPA.

                  3.03.  Limitation on Powers of the Partnership.

                  Notwithstanding any provision in this Agreement, the FCC License shall not be transferred, assigned or disposed of in any manner, voluntarily or involuntarily, including by any transfer of control of any corporation holding that license, to any person except upon a finding by the FCC that the public convenience and necessity will be served thereby.


                                   ARTICLE IV

                               TERM OF PARTNERSHIP


                  4.01.  TERM.

                  The Partnership commenced when the Certificate was duly filed with the Recording Office on August 17, 1989, and shall continue until the Termination Date unless extended beyond the Termination Date in accordance with the provisions of Section 12.02, or unless dissolved and liquidated before the Termination Date in accordance with the provisions of Article XII.


                                    ARTICLE V

                                     CAPITAL


                  5.01.  CAPITAL CONTRIBUTION OF GENERAL PARTNER.

                         5.01(a) Prior to the  effectiveness  of this Agreement,
the General Partner has contributed to the Partnership certain tangible and intangible assets as set forth on Schedule A. It is acknowledged and agreed that such Capital Contributions of the General Partner have Carrying Value of Thirty Million Dollars ($30,000,000.00).

                         5.01(b)  The General  Partner  shall not be required to
make any contributions to the capital of the Partnership other than as set forth in this Section 5.01.


                  5.02.  [INTENTIONALLY OMITTED.]


                  5.03.  CAPITAL CONTRIBUTIONS OF LIMITED PARTNERS.

                         5.03(a) Concurrently with or immediately  preceding the
effectiveness of this Agreement, and pursuant to the terms of a Subscription Agreement executed by each Limited Partner, each Limited Partner listed on Schedule A is making or has made a Capital Contribution in the amount set forth opposite its name on Schedule A. The Capital Contribution of each Limited Partner shall be made in cash, by wire transfer, by certified or cashier's check payable to the order of the Partnership or its designated agent, or in such other form as is approved by the General Partner, and shall be reflected on Schedule A.

                         5.03(b)  Contemporaneously  with the  execution of this
Agreement, each of certain Limited Partners or their Affiliates are entering into a Contingent Communications Satellite Capacity Agreement pursuant to which the Limited Partner or its Affiliate may be required from time to time to make contingent payments to the Partnership. Any such contingent payments and any contingent payments pursuant to a Payment Guarantee Agreement entered into in accordance with the Contingent Communications Satellite Capacity Agreement made by a Limited Partner or its Affiliate will be treated as capital contributions to the Partnership by the Limited Partner to the extent provided in Section 5.01 of the Contingent Communications Satellite Capacity Agreement.

                         5.03(c) The Limited  Partners  shall not be required to
make any contributions to the capital of the Partnership other than as set forth in this Section 5.03.


                  5.04.  CAPITAL ACCOUNTS.

                         5.04(a) A separate Capital Account shall be established
and maintained for each Partner in all events in accordance with the rules of Regulations section 1.704-1(b)(2)(iv), as amended from time to time. In general, the Capital Account of each Partner shall be credited with:

                           (i) the amount of cash and the Carrying  Value of any
                  property (net of liabilities assumed by the Partnership and liabilities to which the contributed property is subject) contributed to the Partnership by such Partner, plus

                           (ii) all Net  Income  and items of income and gain of
                  the Partnership specially allocated pursuant to Section 6.06 (computed in accordance with Section 5.04(b)) allocated to such Partner pursuant to Sections 6.02(a) and 6.06 (including for purposes of this Section 5.04(a) income and gain exempt from tax);

and shall be debited with the sum of:

                           (iii) all Net Losses  and items of loss or  deduction
                  of the  Partnership  specially  allocated  pursuant to Section
                  6.06 (computed in accordance with Section 5.04(b)) allocated to such Partner pursuant to Sections 6.02(b) and 6.06, and

                           (iv) all cash and the fair market value of any property (net of liabilities assumed by such Partner and liabilities to which such property is subject) distributed by the Partnership to such Partner.

Any reference in this Agreement to the Capital Account of a Partner shall be deemed to refer to such Capital Account as the same may be credited or debited from time to time as set forth above.

                         5.04(b)  Except as otherwise  required  pursuant to the
Regulations under section 704 of the Code, for purposes of computing the amount of any item of income, gain, deduction, or loss to be reflected in Capital Accounts, the determination, recognition, and classification of each such item shall be the same as its determination, recognition, and classification of Net Income and Net Loss, provided that:

                           (i) immediately prior to decreasing a Partner's Capital Account to reflect any distribution of a Partnership Asset to him (other than cash), all Partners' Capital Accounts shall be adjusted to reflect the manner in which the Unrealized Gain or Unrealized Loss inherent in such Partnership Asset (that has not been reflected in the Capital Accounts previously) would be allocated among the Partners if there were a taxable disposition of such Partnership Asset for its fair market value (but not less than the amount of any Nonrecourse Debt secured by such Partnership Asset); and

                           (ii) adjustment to a Partner's Capital Account in respect of Partnership income, gain, loss, deduction, and Code section 705(a)(2)(B) expenditures (as described in Regulations section 1.704-1(b)(2)(iv)(i)) (or items thereof) shall be made with reference to the federal tax treatment of such items (and, in the case of book tax items, with reference to the federal tax treatment of the corresponding tax items) at the Partnership level, without regard to any required or elective tax treatment of such items at the Partner level.

                         5.04(c) A Partner  shall be considered to have only one
Capital Account.

                         5.04(d)  The  General  Partner,  with  the  review  and
concurrence of the Partnership's certified public accountants, shall have the discretion to increase or decrease the Capital Account balances of the Partners to reflect a revaluation of Partnership Assets on the Partnership's books to the extent required or permitted by the Regulations. Any such adjustments must be based on the fair market value of the Partnership Assets as reasonably determined by the General Partner (provided that no Partnership Asset shall be valued at an amount less than any Nonrecourse Debt to which such Partnership Asset is subject on the date of adjustment) and must reflect the manner in which the Unrealized Gain or Unrealized Loss inherent in such Partnership Assets (that has not been reflected in a Capital Account previously) would be allocated among the Partners if there were a taxable disposition of such Partnership Assets for such fair market value on that date.

                         5.04(e)  Subject  to  Section  5.04(g),  any  permitted
transferee of a Partnership Interest hereunder shall succeed to the Capital Account relating to the Partnership Interest transferred.

                         5.04(f) Any special basis adjustments resulting from an
election by the Partnership pursuant to section 754 of the Code shall not be taken into account for any purpose in establishing and maintaining Capital Accounts for the Partners, except as provided in Regulations section 1.704-1(b)(2)(iv)(m).

                         5.04(g)  If any  transfer  of a  Partner's  Partnership
Interest causes a termination of the Partnership under section 708(b)(1)(B) of the Code, the Capital Account that carries over to the transferee Partner shall be adjusted in accordance with Regulations section 1.704-1(b)(2)(iv)(e) in connection with the constructive liquidation of the Partnership under Regulations section 1.708-1(b)(1)(iv). Moreover, the constructive reformation of the Partnership will be treated as the formation of a new Partnership, and the Capital Accounts of the Partners in such new Partnership will be determined and maintained accordingly taking into account, for example, the difference between the fair market value of the Partnership Asset and its Carrying Value on the date of such constructive reformation.

                         5.04(h) The  foregoing  provisions of this Section 5.04
and any other provisions of the Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations section 1.704-1(b)(2)(iv) as they currently exist and as they subsequently may be amended, and they shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner determines in its reasonable discretion, subject to the review and concurrence of the Partnership's certified public accountants, that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with such Regulations, the General Partner may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Partner upon dissolution of the Partnership.


                  5.05.  NEGATIVE CAPITAL ACCOUNTS.

                  Except to the extent the Partners are required or elect to make contributions to the capital of the Partnership under Sections 5.01 and 5.03, no Partner shall be required to pay to the Partnership or to any other Partner any deficit or negative balance which may exist from time to time in such Partner's Capital Account.

                  5.06.  NO INTEREST ON AMOUNTS IN CAPITAL ACCOUNT.

                  No Partner shall be entitled to receive any interest on its outstanding Capital Account balance.


                  5.07.  ADVANCES TO PARTNERSHIP.

                  If any  Partner  shall  advance  funds to the  Partnership  in excess of the amounts required hereunder to be contributed by it to the capital of the Partnership and which do not constitute Unrecovered Contingent Contributions, the making of such advances shall not result in any increase in the amount of such Partner's Capital Account or entitle it to any increase in its Percentage Interest. The amounts of such advances shall be a debt of the Partnership to the Partner and shall be payable or collectible only out of the Partnership Assets in accordance with the terms and conditions upon which such advances are made. Any such advances shall be repayable upon demand and shall bear interest at the rate equal to two (2) percentage points above the "Federal Short-Term Rate" as defined in Code section 1274(d)(1)(C)(i) or the maximum rate permitted under applicable law, whichever is less, calculated upon the outstanding principal balance of such advances as of the first day of each month.


                  5.08.  LIABILITY OF LIMITED PARTNERS.

                  Except as provided in the Delaware RULPA, none of the Limited Partners shall be personally liable for any debts, liabilities, contracts or obligations of the Partnership. A Limited Partner shall be liable only to make payments of such Limited Partner's Capital Contribution pursuant to Section
5.03. Except as provided in the Delaware RULPA, after such Limited Partner's Capital Contribution has been fully paid, no Limited Partner shall be required to make any further capital contributions or to lend any funds to the Partnership.


                  5.09.  RETURN OF CAPITAL.

                  Except upon the dissolution of the Partnership or as may be specifically provided in this Agreement, no Partner shall have the right to demand or to receive the return of all or any part of its Capital Account or its contributions to the capital of the Partnership.

                                   ARTICLE VI

                 ALLOCATION OF PROFITS AND LOSSES; DISTRIBUTIONS
                        OF CASH FLOW AND CERTAIN PROCEEDS


                  6.01.  CERTAIN DEFINITIONS.

                         6.01(a)  "Cash Flow" shall mean and refer to the sum of
the following:

                           (i) the Net Income  (or Net Loss) of the  Partnership
                  for the period for which such determination is being made, excluding items of income, gain, loss, or deduction from any Terminating Capital Transaction, increased to reflect any items of income or gain and decreased to reflect any items of loss or deduction required to be specially allocated to one or more Partners pursuant to Sections 6.06(a) through 6.06(e) (collectively, "Specially Allocated Items") increased by (A) the amount of Depreciation and similar deductions in lieu thereof deductible by the Partnership in computing such Net Income or Net Loss or treated as Specially Allocated Items, and any other deductions taken into account in determining Net Income or Net Loss or treated as Specially Allocated Items for such period that are not matched by cash payments during such period, and (B) any receipts of the Partnership for such period that are not either includible in determining Net Income or Net Loss or treated as Specially Allocated Items for such period and the proceeds of any loans to the Partnership but excluding proceeds from any Terminating Capital Transaction; and reduced by (AA) payments from the sum of the foregoing during such period on the principal of any loan to the Partnership or in satisfaction of other obligations to holders of Partnership debt (other than distributions to Partners pursuant to this Article VI) to the extent such payments have not otherwise reduced the Net Income (or increased the Net Loss or been treated as Specially Allocated Items) of the Partnership for such period, (BB) all other expenditures from the sum of the foregoing not financed through any reserves previously set aside by the Partnership for such purposes and not deducted in determining Net Income or Net Loss or treated as Specially Allocated Items for such period, (CC) any amounts included in determining Net Income or Net Loss or treated as Specially Allocated Items for such period that were not received by the Partnership during such period, and (DD) transfers from the sum of the foregoing to the Working Capital Reserve pursuant to Section 7.05; plus

                           (ii) any other funds  (including  amounts  previously
                  set aside in the Working Capital Reserve by the General Partner if and to the extent the General Partner no longer regards such amounts as reasonably needed in connection with the operation of the business of the Partnership) deemed available for distribution and designated as Cash Flow by the General Partner.

                         6.01(b)  "Net   Proceeds  of  a   Terminating   Capital
Transaction" means the proceeds received by the Partnership in connection with a Terminating Capital Transaction, after the payment of all costs and terminating expenses of any kind or nature incurred by the Partnership in connection with such Terminating Capital Transaction.

                         6.01(c)  "Percentage  Interests" of the General Partner
and the Limited Partners are as set forth on Schedule B, as it may be amended from time to time.


                  6.02.  Allocation of Net Income or Net Loss.

                  Net Income or Net Loss of the Partnership for each Fiscal Year (or portion thereof) during the term of this Agreement shall be allocated to the Partners (after allocating to the Partners any amounts required to be allocated to them with respect to such Fiscal Year (or portion thereof) pursuant to
Section 6.06 and after reducing their respective Capital Accounts for all Cash Flow distributed during or with respect to such Fiscal Year under Section 6.04, but before taking into account any allocations of Net Income or Net Loss pursuant to this Section 6.02 with respect to such Fiscal Year (or portion thereof)), as follows:

                         6.02(a)  Subject to  Section  6.06  (including  Section
6.06(f)), any Net Income of the Partnership with respect to a Fiscal Year shall be allocated to the Partners as follows and in the following order of priority:

                           (i) First: If a Terminating  Capital  Transaction has
                  occurred, to the Partners, if any, with negative balances in their Capital Accounts, pro rata, in proportion to the negative balances in their respective Capital Accounts until their respective Capital Account balances equal zero;

                           (ii) Second: To the Limited  Partners,  to the extent
                  of, and in proportion to, the amounts (if any) by which their Unrecovered Contingent Contributions exceed their respective Capital Account balances (after giving effect to the preceding provisions of this Section 6.02(a));

                           (iii) Third:  To the Partners,  to the extent of, and
                  in proportion to, the amounts (if any) by which the sum of their Unrecovered Contingent Contributions and their Unrecovered Initial Contributions exceed their respective Capital Account balances (after giving effect to the preceding provisions of this Section 6.02(a));

                           (iv) Fourth: To the Partners, in the amounts necessary to cause their Capital Account balances (after giving effect to the preceding provisions of this Section 6.02(a)) in excess of the sum of their respective Unrecovered Contingent Contributions (if any) and their respective Unrecovered Initial Contributions (if any) to be in the same proportion as their respective Percentage Interests; and

                           (v) Fifth:  The balance of such Net  Income,  if any,
                  shall be allocated to the Partners, pro rata, in accordance with their Percentage Interests.

                         6.02(b)  Subject to  Section  6.06  (including  Section
6.06(f), any Net Loss of the Partnership with respect to a Fiscal Year shall be allocated to the Partners as follows and in the following order of priority:

                           (i) First: To the Partners, until the Capital Account
                  balances of the Partners in excess of the sum of their respective Unrecovered Contingent Contributions (if any) and their respective Unrecovered Initial Contributions (if any) are eliminated, with such Net Loss to be allocated first so as to cause all Partners' Capital Accounts in excess of the sum of their respective Unrecovered Contingent Contributions and their respective Unrecovered Initial Contributions (if any) to be in the same proportion as their Percentage Interests, and thereafter in accordance with the Partners' Percentage Interests;

                           (ii) Second: To the Partners, until the Capital Account balances of the Partners in excess of their respective Unrecovered Contingent Contributions (if any) are eliminated, with such Net Loss to be allocated first so as to cause all Partners' Capital Accounts in excess of their respective Unrecovered Contingent Contributions to be in the same proportion as their respective Unrecovered Initial Contributions, and thereafter in the same proportion as the Partners' respective Unrecovered Initial Contributions:

                           (iii) Third: To the Limited  Partners,  to the extent
                  of, and in proportion to, the amounts of their respective Unrecovered Contingent Contributions; and

                           (iv) Fourth: The balance of such Net Loss, if any, shall be allocated to the Partners in accordance with their Percentage Interests.

                  6.03.  ALLOCATION   OF  INCOME   AND  LOSS  WITH   RESPECT  TO
                         PARTNERSHIP INTERESTS TRANSFERRED.

                  If any Partnership Interest is transferred during any Fiscal Year, the Net Income or Net Loss attributable to such Partnership Interest for such Fiscal Year shall be divided and allocated proportionately between the transferor and the transferee based upon the number of days during such calendar year for which each party was the owner of the interest transferred, provided that such method of allocating Net Income and Net Loss with respect to a transferred Partnership Interest is not prohibited under the Code or the Regulations. Notwithstanding any provision herein to the contrary, any Book Tax Gain or Book Tax Loss of the Partnership realized in connection with a Terminating Capital Transaction shall be allocated only to Persons who are holders of Partnership Interests as of the date such Terminating Capital Transaction occurs.


                  6.04.  DISTRIBUTION OF CASH FLOW.

                           6.04(a)  Cash  Flow  of  the  Partnership   shall  be
determined for each Fiscal Year. Cash Flow as so determined shall be distributed to the Partners as follows:

                           (i) First: To the Limited Partners, to the extent of,
                  and in proportion to, the amounts of their Unrecovered Contingent Contributions (if any);

                           (ii) Second:  To the Partners,  to the extent of, and
                  in proportion to, the amounts of their Unrecovered Initial Contributions; and

                           (iii) Third: To the Partners, pro rata, in accordance
                  with their Percentage Interests.

                           6.04(b) Cash Flow, if any,  shall be  distributed  at
least annually within seventy-five (75) days after the end of each Fiscal Year, commencing with the Fiscal Year ending December 31, 1990. Distributions of Cash Flow made within the first seventy-five (75) days of a subsequent Fiscal Year and designated by the General Partner as made with respect to the immediately prior Fiscal Year shall be considered made with respect to such prior Fiscal Year for purposes of Section 6.02 and shall be distributed based upon Unrecovered Contingent Contributions, Unrecovered Initial Contributions, and Percentage Interests as of the last day of such prior Fiscal Year. Cash Flow also may be distributed, in the sole and absolute discretion of the General Partner, at such other time or times during any Fiscal Year in anticipation of the year-end determination thereof, and such distributions shall be subject to year-end adjustment. The Partners agree that, within thirty (30) days after determination by the Partnership that an overpayment was made to any Partner for any Fiscal Year pursuant to this Section 6.04, such Partner shall repay, allow as a credit against future distributions, or make such other adjustments as the General Partner determines to be appropriate to remedy such overpayment. Likewise, appropriate adjustment shall be made to remedy any underpayment.


                  6.05.  DISTRIBUTION  OF  PROCEEDS  FROM  TERMINATING   CAPITAL
                         TRANSACTIONS.

                         6.05(a)  The  Net  Proceeds  of a  Terminating  Capital
Transaction and any other remaining assets of the Partnership to be distributed to the Partners in connection with dissolution and liquidation of the Partnership pursuant to Article XII, after the payment of, or provision for, all debts and liabilities of the Partnership to all creditors of the Partnership (including, without limitation, all amounts owing to a Partner under this Agreement (other than this Article VI) or under any other agreement between the Partnership and a Partner), the payment of expenses of liquidation of the Partnership, and the establishment of a reasonable reserve (including, without limitation, an amount estimated by the General Partner to be sufficient to pay any amount reasonably anticipated to be required pursuant to Section 7.09), shall be distributed (i) if such dissolution occurs pursuant to Section 12.01(h), by distributing to the General Partner the property contributed by it to the Partnership as listed on Schedule A of this Agreement, and distributing all remaining Partnership Assets to the Limited Partners pro rata in proportion to the amounts of their respective Capital Contributions as set forth on Schedule A of this Agreement, and (ii) if such dissolution occurs under any other circumstances, to the Partners as follows:

                         (A) First: To the Limited  Partners,  to the extent of,
                  and in proportion to, the amounts of their Unrecovered Contingent Contributions (if any);

                         (B) Second:  To the Partners,  to the extent of, and in
                  proportion to, the amounts of their Unrecovered Initial Contributions; and

                         (C) Third:  To the  Partners,  pro rata,  in accordance
                  with their Percentage Interests.

Distributions pursuant to this Section 6.05(a) shall be made by the end of the Fiscal Year in which such Terminating Capital Transaction occurs or, if later, within ninety (90) days of such Terminating Capital Transaction.

                         6.05(b)  Notwithstanding  any provision in this Section
6.05 to the contrary, in the event that the Net Proceeds of the Terminating Capital Transaction are to be paid to the Partnership in more than one installment, each such installment (including any interest thereon) shall be allocated among the Partners in accordance with their respective "Installment Percentages". The "Installment Percentage" of each Partner shall be (i) the aggregate amount of cash that would have been distributed to that Partner under this Section 6.05 had the Net Proceeds of the Terminating Capital Transaction been paid in one lump sum divided by (ii) the total Net Proceeds that would have been distributed to all of the Partners under this Section under such circumstances.


                  6.06.  SPECIAL ALLOCATION RULES.

                  The following allocation rules shall apply notwithstanding the provisions of Section 6.02, and the provisions of Section 6.02 shall be applied only after giving effect to the following rules. In the event there is a conflict between any of the following rules, the earlier listed rule shall govern.

                         6.06(a) If in any Fiscal  Year there is a net  increase
during such year in the amount of Minimum Gain attributable to Partner Nonrecourse Debts, the Partner(s) that bear the economic risk of loss with respect thereto (within the meaning of Regulations section 1.704-1T(b)(4)(iv)(k)(1)) shall be specially allocated items of Partnership loss or deduction in an amount equal to the excess of (i) the amount of such net increase, over (ii) the aggregate amount of any distributions during such Fiscal Year to such Partner(s) of the proceeds of such debt that are allocable to such increase in Minimum Gain. Items to be so allocated shall be determined in accordance with Regulations section 1.704-1T(b)(4)(iv)(h).

                         6.06(b) If in any Fiscal  Year there is a net  decrease
in the Partnership's Minimum Gain attributable to Nonrecourse Liabilities during such Fiscal Year, each Partner shall be specially allocated items of Partnership income and gain for such Fiscal Year (and, if necessary, for subsequent Fiscal Years) in proportion to, and to the extent of, an amount equal to the greater of the following:

                         (i) the  portion  of such  Partner's  share  of the net
                  decrease in such Minimum Gain during such Fiscal Year (as such share is determined pursuant to Regulations section 1.704-1T(b)(4)(iv)(f)) that is allocable to the disposition of Partnership property subject to one or more Nonrecourse Liabilities (as such allocable portion is determined pursuant to Regulations section 1.704-1T(b)(4)(iv)(e)(2)); or

                         (ii) such Partner's  Excess Negative Balance at the end
                  of such Fiscal Year.

It is the intent of the Partners that items to be so allocated shall be determined and the allocations made in accordance with Regulations section 1.704-1T(b)(4)(iv)(e).

                         6.06(c) If in any Fiscal  Year there is a net  decrease
in the Partnership's Minimum Gain attributable to Partner Nonrecourse Debts during such Fiscal Year, the Partner(s) that bear the economic risk of loss with respect to such Partner Nonrecourse Debts (within the meaning of Regulations section 1.704-1T(b)(4)(iv)(k)(1)) shall be specially allocated items of Partnership income and gain for such Fiscal Year (and, if necessary, for subsequent Fiscal Years) in an amount equal to the greater of the following:

                           (i) the net decrease in such Minimum Gain during such
                  Fiscal  Year  that  is   allocable  to  the   disposition   of
                  Partnership property subject to one or more Partner Nonrecourse Debts (as such allocable portion is determined pursuant to Regulations section 1.704-1T(b)(4)(iv)(h)(6)); or

                           (ii)  such  Partner's   (Partners')  Excess  Negative
                  Balance at the end of such Fiscal Year.

It is the intent of the Partners that items to be so allocated shall be determined and the allocation made in accordance with Regulations section 1.704-1T(b)(4)(iv)(h)(6).

                         6.06(d)   For   purposes  of   allocating   Partnership
Nonrecourse Liabilities among the Partners pursuant to Regulations section 1.752-1T(a)(2)(i), the respective interests of the Partners in Partnership profits shall be equal to their respective Percentage Interests as of the date with respect to which the determination is made.

                         6.06(e) No Net Loss or  Partnership  deductions for any
Fiscal Year shall be allocated to any Partner to the extent such allocation would cause or increase an Excess Negative Balance in such Partner's Capital
Account. In the event a Partner receives with respect to a Fiscal Year an adjustment, allocation, or distribution (whether or not expected) described in subparagraphs (4), (5), or (6) of Regulations section 1.704-1(b)(2)(ii)(d) that causes or increases an Excess Negative Balance in such Partner's Capital Account, such Partner shall be specially allocated for such Fiscal Year (and if necessary, in subsequent Fiscal Years) items of income and gain in an amount and manner sufficient to eliminate such Excess Negative Balance as promptly as possible as provided in Regulations section 1.704-1(b)(2)(ii)(d).

                         6.06(f) For purposes of determining the balances in the
Capital Accounts of the Partners in order to allocate Net Income or Net Loss pursuant to Section 6.02, each Partner's Capital Account balance shall be deemed to include any amount that such Partner is deemed to be obligated to restore pursuant to the penultimate sentences of sections 1.704-1T(b)(iv)(f) and 1.704-1T(b)(4)(iv)(h)(5) of the Treasury Regulations (determined after taking into account any changes during such year in Minimum Gain).

                         6.06(g) Notwithstanding the provisions of Section 6.02,
in the event that any fees, interest, or other amounts paid to a Partner, or an Affiliate of a Partner, pursuant to this Agreement, or any agreement between the Partnership and the Partner or Affiliate providing for the payment of such amounts, and deducted by the Partnership for federal or other income tax purposes, whether in reliance on sections 162, 163, 707(a), and/or 707(c) of the Code or otherwise, are disallowed as deductions to the Partnership on its applicable income tax return for the Fiscal Year in or with respect to which such amounts are claimed, and are treated instead as Partnership distributions, then there shall be allocated to the Partner who received (or whose Affiliate received) such payments, prior to the allocations pursuant to Sections 6.02(a) and 6.02(b), an amount of gross income of the Partnership for the Fiscal Year in or with respect to which such claimed deduction was disallowed equal to the amount of such deduction that was so disallowed and treated as a Partnership distribution.

                         6.06(h) Notwithstanding the provisions of Section 6.02,
in the event that the Partnership is a party to an agreement with a Partner or an Affiliate of a Partner and the Partnership is deemed to have taxable income in respect of such agreement in excess of the amount payable to the Partnership by such Partner or Affiliate thereunder, then:

                           (i) there shall be  allocated to the Partner who is a
                  party (or whose Affiliate is a party) to such agreement, prior to the allocations pursuant to Sections 6.02(a) and 6.02(b), an amount of gross income of the Partnership for the Fiscal Year in or with respect to which the Partnership is deemed to have such additional income equal to the amount of such additional income; and

                           (ii) the Partnership shall be deemed to have distributed to such Partner, in addition to all other amounts distributable hereunder, during such Fiscal Year an additional amount of cash equal to the amount of such additional income.

                         6.06(i) Notwithstanding the provisions of Section 6.02,
in the event that the Partnership is a party to an agreement with a Partner or an Affiliate of a Partner and the Partnership is deemed by any applicable taxing authority to have a tax deduction in respect of either amounts deemed payable by the Partnership under such agreement or amounts distributable to the Partner under this Agreement, then:

                           (i) there  shall be  allocated  to the Partner who is
                  the party (or whose Affiliate is a party) to such agreement or who is to receive the amount distributable under this Agreement, prior to the allocations pursuant to Sections 6.02(a) and 6.02(b), an amount of deductions of the Partnership for the Fiscal Year in or with respect to which the Partnership is deemed to have such additional deduction equal to the amount of such additional deduction; and

                           (ii) the Partnership shall be deemed to have received
                  from  such   Partner,   in  addition  to  all  other   amounts
                  contributed hereunder, an additional contribution of cash equal to the amount of such additional deduction.

                         6.06(j)  Except as otherwise  specifically  provided in
this Agreement or applicable Treasury Regulations and as provided in the next sentence below, the distributive share of a Partner of each specific deduction and item of income, gain, loss, and credit of the Partnership for federal income tax purposes for any Fiscal Year and each other item taken into account in computing Net Income or Net Loss for such Fiscal Year (including, without limitation, income exempt from federal income tax and expenditures described in section 705(a)(2)(B) of the Code or treated as such expenditures in the Regulations under section 704(b) of the Code) shall be the same as such Partner's proportionate share (determined as set forth in Section 6.02) of Net Income or Net Loss, as the case may be, for such Fiscal Year, provided that if there is not Net Income or Net Loss for such Fiscal Year, all such items shall be allocated among the Partners in accordance with their respective Percentage Interests. Notwithstanding the foregoing, (i) any income recognized pursuant to sections 1245 and 1250 of the Code with respect to a Fiscal Year and allocated to the Partners pursuant to Section 6.02 shall be allocated, to the extent possible, to the Partners to whom (or to whose predecessors in interest) the prior depreciation deductions giving rise to such income or recapture were allocated, provided that the amount of income allocable to a Partner pursuant to this clause with respect to a Fiscal Year shall not exceed the total amount of income otherwise allocable to such Partner under Sections 6.02 and 6.06 with respect to such Fiscal Year, and (ii) any foreign tax credits for any Fiscal Year shall be allocated to the Partners in accordance with their respective Percentage Interests at the time the foreign tax giving rise to such credit was paid.

                         6.06(k)  It is the  intent  of the  Partners  that each
Partner's distributive share of income, gain, loss, and credit (or items thereof) shall be determined and allocated in each Fiscal Year in accordance with this Article VI to effect the distributions (including distributions of proceeds of Terminating Capital Transactions) in the order of priority contemplated by Section 6.04(a) to the extent permitted by Code section 704(b) and the applicable Regulations. In order to achieve the contemplated distributions provided for in this Article VI, the General Partner is authorized and directed to allocate income, gain, loss, and credit (or items thereof) with respect to any Fiscal Year in a manner different from that otherwise provided for in this Article VI if, and to the extent that, (i) an allocation of income, gain, loss, or credit (or items thereof) in the manner provided for in this
Article VI would not achieve the intended economic result desired by the Partners or (ii) based on the advice of the Partnership's counsel or accountants, an allocation provided for in this Article VI is unlikely to be respected under Code section 704(b) and the alternative allocation to be made by the General Partner is reasonably likely to be respected (referred to as a "new allocation"). The General Partner is authorized to make a new allocation under this Section 6.06(k) only after having determined both (i) that the new allocation either more accurately effects all distributions in the order of priority contemplated by the Partners as set forth in Section 6.04(a) or is not inconsistent with those distributions and (ii) that the new allocation will not have a material adverse effect on the economic interests of the Partners (including, without limitation, causing them to recognize income that they would not otherwise be required to recognize or to lose the benefit of deductions that they otherwise would have been permitted to recognize). New allocations by the General Partner in accordance with this Section 6.06(k) shall not require the consent of the other Partners.

                  6.07. CONTRIBUTED PROPERTY; REVALUATIONS PURSUANT TO SECTION 704(B) REGULATIONS.

                         6.07(a) In the event that any property  contributed  to
the Partnership or revalued pursuant to the provisions of Regulations section 1.704-1(b)(2)(iv)(f) has a Carrying Value that differs from the Adjusted Basis of such property at the time of its contribution or revaluation, any income, depreciation, gain, or loss with respect to such property shall, solely for tax purposes, be allocated among the Partners in a manner that takes such difference into account and is consistent with Code section 704(c), the Regulations thereunder, and Regulations section 1.704-1(b)(2)(iv)(f)(4), 1.704-1(b)(2)(iv)(g), and 1.704-1(b)(4)(i). The allocations made pursuant to this Section 6.07 shall be made solely for tax purposes and shall not affect or in any way be taken into account in computing any Partner's Capital Account or share of Net Income, Net Loss, Book Tax Gain, Book Tax Loss, or other allocations or distributions under this Agreement.

                         6.07(b)  The  Partners  acknowledge  that the  Carrying
Value of the assets contributed to the Partnership by the General Partner pursuant to Section 5.01(a) (the "Contributed Assets") exceeds the Adjusted Basis of such assets at the time of their contribution to the Partnership (such excess being referred to as the "Built-in Gain"). The Adjusted Basis of such assets shall be determined and agreed to between the General Partner and the Review Committee (as defined in Section 7.11). Without limiting Section 6.07, the General Partner acknowledges that it will be required to be specially allocated income of the Partnership, not later than the time at which the Contributed Assets are disposed of by the Partnership, an amount of taxable income and gain equal to the lesser of (i) the Built-in Gain, reduced by any depreciation and/or amortization deductions with respect to the Contributed Assets specially allocated to Partners other than the General Partner pursuant to Section 704(c) of the Code, the Regulations thereunder, or Regulations sections 1.704-1(b)(2)(iv)(f), 1.704-1(b)(2)(iv)(g), or 1.704-1(b)(4)(i), which special allocation of depreciation and/or amortization shall be made to the extent required by the Code and the Regulations thereunder notwithstanding any provision of this Agreement, or (ii) the taxable gain recognized by the Partnership in connection with the disposition of the Contributed Assets.


                  6.08.  TAXES.

                         6.08(a) The General  Partner is authorized and directed
to cause the Partnership to withhold from or pay on behalf of any Partner the amount of federal, state, local or foreign taxes that the General Partner, after consultation with such Partner, reasonably believes the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Partner pursuant to this Agreement, including, without limitation, any taxes required to be paid by the Partnership pursuant to sections 1441, 1442, 1445, or 1446 of the Code and any taxes imposed by any taxing jurisdiction on the Partnership as an entity. Without limiting the foregoing, the General Partner
shall  cause  the   Partnership  to  withhold

(and remit to the appropriate governmental authority) from amounts otherwise distributable to a Partner any taxes that such Partner notifies the General Partner in writing should be withheld, which notice shall specifically set forth, inter alia, the rate at which tax should be withheld and the name and address to which amounts withheld should be remitted. Any amount paid on behalf of a Partner pursuant to this Section 6.08 (except to the extent withheld from an amount that otherwise would have been distributed by the Partnership to such Partner) shall constitute an advance by the Partnership to such Partner that shall be secured by the Partner's Partnership Interest. An advance to a Partner pursuant to this Section 6.08(a) shall be repaid to the Partnership, in whole or in part, as determined by the General Partner in its sole discretion, either (i) out of any distributions from the Partnership which the Partner may be or become entitled to receive, or (ii) by the Partner in cash upon demand by the Partnership. Any such advance shall bear interest at the rate equal to two (2) percentage points above the "Federal Short-Term Rate" as defined in Code section 1274(d)(1)(C)(i) or the maximum rate permitted under applicable law, whichever is less, calculated upon the outstanding principal balance of such advance as of the first day of each month.

                         6.08(b) The Partners agree to cooperate  fully with all
efforts of the Partnership to comply with its tax withholding and information reporting obligations and to provide the Partnership with such information as the General Partner may reasonably request from time to time in connection with such obligations. Without limiting the foregoing, each Partner shall complete a Certification of Non-foreign Status (to the extent applicable) in such form as may be reasonably requested by the General Partner (or shall provide such other information as the General Partner may require) at the time that it executes this Agreement, and each permitted transferee of a Partnership Interest pursuant to Article X, whether or not such transferee is admitted to the Partnership as a Partner, shall complete such Certification at the time of its acquisition of an interest in the Partnership. Any Partner or permitted transferee of a
Partnership  Interest  that  does not  provide  such a  Certification  with this
Section 6.08(b) shall be liable to the Partnership for the amount of any taxes, penalties, and interest for which the Partnership becomes liable as a result of any such failure, provided that the foregoing shall not relieve the General Partner of responsibility for withholding (and remitting to the appropriate governmental authority) from amounts otherwise distributable to a Partner any amount that such Partner specifically notified the General Partner pursuant to
Section 6.08(a) should be so withheld and remitted.

                                   ARTICLE VII

                                   MANAGEMENT


                  7.01.  MANAGEMENT AND CONTROL OF PARTNERSHIP BUSINESS.

                         7.01(a)  Except  as  otherwise  expressly  provided  or
limited by the provisions of this Agreement, the General Partner shall have full, exclusive, and complete discretion in the management and control of the business and affairs of the Partnership, to make all decisions affecting the business and affairs of the Partnership, and to take all such actions as it deems necessary or appropriate to accomplish the purposes of the Partnership as set forth herein. The General Partner shall use its best efforts to continue the Partnership's existence for the term specified in Section 4.01 (unless the Partnership is previously dissolved or wound-up pursuant to this Agreement) and to carry out the purposes of the Partnership and shall devote to the management of the business and affairs of the Partnership such time as shall be required for the operation thereof. Except as otherwise expressly set forth in this Agreement, the Limited Partners shall not have any authority, right, or power to bind the Partnership, or to manage or control, or to participate in the management or control of, the business and affairs of the Partnership.

                         7.01(b) The General  Partner shall be under a fiduciary
duty and obligation to conduct the affairs of the Partnership in the best interests of the Partnership and of the Limited Partners, including the safekeeping of all Partnership funds and assets (whether or not in the immediate possession or control of the General Partner) and the use thereof for the exclusive benefit of the Partnership.

                         7.01(c) The General  Partner shall at all times conduct
its affairs and the affairs of the Partnership in such a manner that no Limited Partner or Affiliate of any Limited Partner shall have any personal liability with respect to any Partnership indebtedness (provided, however, that nothing herein shall be construed as requiring that the General Partner attempt to control or influence the conduct of any Limited Partner even if the General Partner believes that actions of the Limited Partner would cause the Limited Partner to have such personal liability). The General Partner shall use its best efforts, in the conduct of the Partnership's business, to put all suppliers and other Persons with whom the Partnership does business on notice that the Limited Partners and their Affiliates are not liable for Partnership obligations, and all agreements to which the Partnership is a party shall include a statement to the effect that the Partnership is a limited partnership organized under the laws of Delaware.

                         7.01(d) The General  Partner shall use its best efforts
to assure that in correspondence, contracts, agreements and other documents relating to the Partnership (1) it shall plainly appear, or be so stated, that the Partnership is a limited partnership organized under the laws of Delaware, (2) the full name of the Partnership shall at all times be used and (3) wherever appropriate it shall be expressly stated that, for purposes of determining the liability of the Limited Partners, the laws of Delaware shall be controlling.

                         7.01(e) The General Partner shall cause the Partnership
to be protected by adequate public liability, property damage and other insurance, including insurance necessary to continue and conduct the business of the Partnership in a reasonable and prudent manner.

                         7.01(f)  The  General  Partner  warrants  that  it will
maintain in full force and effect the Satellite Authorizations. The General Partner has assigned to the Partnership the FCC License, and shall use its best efforts to cause the Partnership to maintain the Satellite Authorizations in full force and effect.

                         7.01(g) The General  Partner  shall take all  necessary
actions to (x) successfully assure the completion of the International Telecommunications Union procedures with respect to other satellite systems for all Partnership services prior to the launch of each of the Partnership's satellites as well as, at an appropriate time, for any other Partnership service that may be proposed within the lifetime of such satellites, and (y) obtain all other Satellite Authorizations.

                         7.01(h) The General  Partner  shall take all  necessary
actions to enforce the provisions of the Satellite Construction Contract for the benefit of the Partnership and all of the Partners (subject to any requirements set forth in the credit documents with respect to the financing of the Partnership's proposed satellites).

                         7.01(i) The General  Partner  shall not,  either on its
own behalf or on behalf of the Partnership, enter into contracts or agreements with any Person or Persons which conflict with or prejudice in any material respect the rights of the Limited Partners under the provisions of this Agreement, the Communications Satellite Capacity Agreements, Contingent Communications Satellite Capacity Agreements or Capacity Option Agreements, or any other contract or agreement between the Partnership and a Partner, and warrants that it has not done so as of the date hereof.


                  7.02.  POWERS OF GENERAL PARTNER.

                  Subject to the limitations of Section 7.04 and any other express limitation on the authority of the General Partner set forth herein, the General Partner (acting on behalf of the Partnership) shall have the right, power, and authority, in the management of the business and affairs of the Partnership, to do or cause to be done any and all acts, at the expense of the Partnership, deemed by the General Partner to be necessary or appropriate to effectuate the purposes of the Partnership. Subject to the provisions of this Agreement, all decisions made and actions taken on behalf of the Partnership by the General Partner shall be binding upon the Partnership (provided, however, that the powers of the General Partner shall not be construed as permitting the General Partner to directly bind any Limited Partner in such Limited Partner's capacity as an entity separate from the Partnership). The power and authority of the General Partner pursuant to this Agreement shall be liberally construed to encompass all acts and activities in which a limited partnership may engage under the Delaware RULPA. The power and authority of the General Partner shall include, without limitation, the power and authority on behalf of the Partnership:

                         7.02(a) to do any acts or things  that the  Partnership
has power to do pursuant to Section 3.02;

                         7.02(b)  to  purchase  and  maintain,  in its  sole and
absolute discretion (subject to any obligation under Section 7.01(e) hereof) and at the expense of the Partnership, liability, indemnity, and any other insurance, sufficient to protect the Partnership, the General Partner, their respective officers, directors, employees, agents, and Affiliates, or any other Person, from those liabilities and hazards which may be insured against in the conduct of the business and the management of the business and affairs of the Partnership;

                         7.02(c) to make,  execute,  deliver,  perform,  assign,
acknowledge, and file on behalf of the Partnership any and all documents or instruments of any kind which the General Partner may deem necessary or appropriate in carrying out the purposes of the Partnership, including, without limitation, powers of attorney, agreements of indemnification, sales contracts, deeds, options, loan obligations, mortgages, deeds of trust, notes, documents, or instruments of any kind or character, and amendments thereto (and no person, firm or corporation dealing with the General Partner shall be required to determine or inquire into the authority or power of the General Partner to bind the Partnership or to execute, acknowledge, or deliver any and all documents in connection therewith);

                         7.02(d) to possess and exercise any  additional  rights
and powers of a general partner under the partnership laws of Delaware (including, without limitation, the Delaware RULPA) and any other applicable laws, to the extent not inconsistent with this Agreement.


                  7.03.  POWER OF ATTORNEY.

                         7.03(a) In furtherance  of the  foregoing,  each of the
Limited Partners hereby irrevocably makes, constitutes and appoints and empowers the General Partner, and the President, any Vice President and the Treasurer of the General Partner, and any successor of the General Partner as general partner of the Partnership acting singly or jointly, in each case with full power of substitution, such Limited Partners true and lawful agent and attorney-in-fact to negotiate, execute, acknowledge, deliver and file, on behalf of each such Limited Partners, any and all of the following:

                           (i) all counterparts of this Agreement, and any amendment or restatement thereof, including all certificates and instruments, which the General Partner deems appropriate to form, qualify, or continue the Partnership as a limited partnership (or a partnership in which the Limited Partners will have limited liability comparable to that provided by the Delaware RULPA) in the jurisdictions in which the Partnership may conduct business or in which such formation, qualification, or continuation is, in the opinion of the General Partner, necessary or desirable to protect the limited liability of the Limited Partners;

                           (ii) all  amendments  to this  Agreement  adopted  in
                  accordance with Section 13.09 and all instruments which the General Partner deems appropriate to reflect a change or modification of the Agreement in accordance with the terms hereof; or

                           (iii) all documents or instruments  which the General
                  Partner deems appropriate to reflect the admission of a Partner in accordance with this Agreement, the dissolution of the Partnership (including a certificate of cancellation), sales or transfers of Partnership property, sales or transfers of Partnership Interests, or the initial amount or increase or reduction in amount of any Partner's Capital Contribution or reduction in any Partner's Capital Account in accordance with the terms of this Agreement.

                         7.03(b) The appointment by all Limited  Partners of the
General Partner (and any successor General Partner), and the President, any Vice President and the Treasurer of the General Partner as attorney-in-fact shall be deemed to be a power coupled with an interest, in recognition of the fact that each of the Limited Partners under this Agreement will be relying upon the power of the General Partner to act as contemplated by this Agreement in any filing and other action by it on behalf of the Partnership, and shall survive, and not be affected by the subsequent bankruptcy, death, incapacity, disability, adjudication of incompetence or insanity, or dissolution of any Person hereby giving such power and the transfer of all or any part of the Partnership Interest of such Person; provided, however, that in the event of the transfer by a Limited Partner of all of such Limited Partner's Partnership Interest, the foregoing power of attorney of a transferor Partner shall survive such transfer only until such time as the transferee shall have been admitted to the Partnership as a Limited Partner and all required documents and instruments shall have been duly executed, filed, and recorded to effect such substitution.

                  7.04.  LIMITATION ON AUTHORITY OF GENERAL PARTNER.

                  Notwithstanding anything in this Agreement to the contrary, but subject to the provisions of Section 7.11(b) herein, the General Partner shall not, without the prior written consent of the Limited Partners holding a majority of the total Percentage Interests then held by the Limited Partners, cause or permit the Partnership to:

                  (a) dissolve and wind-up the affairs of the Partnership, except as provided in Article XII;

                  (b) merge or consolidate with any other partnership or other entity;

                  (c) sell, assign, lease or otherwise dispose of a material portion of the Partnership Assets other than in the ordinary course of the Partnership's business (in any transaction or series of related transactions);

                  (d) cause the Partnership to incur (in any transaction or series of related transactions) any indebtedness in excess of $25 million; provided, however, that this provision shall not in any way restrict the General Partner's authority to cause the Partnership to incur indebtedness in connection with the initial financing (or refinancing in accordance with Section 7.04(e)) of the Partnership's proposed satellite system;

                  (e) cause the Partnership to refinance (in any transaction or series of related transactions) any indebtedness of the Partnership in excess of $50 million other than on terms (taken as a whole) which are no less favorable to the Partnership than the terms (taken as a whole) of the indebtedness being refinanced; in making the determination of whether such terms are no less favorable to the Partnership, the General Partner may, but shall not be required to, obtain the opinion of an internationallyrecognized investment banker engaged by the Partnership, which opinion shall be conclusive for purposes of this subsection;

                  (f) enter into a material agreement, or use any material portion of the Partnership Assets in a manner, which is not consistent with the purposes of the Partnership as set forth in Section 3.01; or

                  (g) commingle the funds or accounts of the Partnership with any funds or accounts of the General Partner or any of its Affiliates.

                  7.05.  WORKING CAPITAL RESERVE.

                  The General Partner shall have the right to set up a Working Capital Reserve and to set aside therein such Partnership funds as the General Partner determines to be reasonable in connection with the operation of the business of the Partnership, including, without limitation, funds for the acquisition, improvement, development, and replacement of property, for the repayment of loans and other indebtedness, for security deposits and other necessary escrows and deposits, and for meeting other reasonably anticipated expenses. The amount of funds set aside in the Working Capital Reserve during any Fiscal Year shall not exceed the amount provided in the Ten Year Projection or most recent Approved Budget, as applicable, as operating expenses for the immediately following Fiscal Year. Any funds set aside for such Working Capital Reserve may be invested by the General Partner with a view to the appropriate degree of safety of and return on such invested funds, and such funds shall not be available for current distribution under Section 6.04; provided, however, some or all of such funds may subsequently be made available for distribution pursuant to Section 6.04 should the General Partner, in its sole and absolute discretion, so elect.


                  7.06.  OTHER ACTIVITIES OF PARTNERS.

                  Except as otherwise provided is this Section 7.06, any Limited Partner or Affiliate thereof may have other business interests or may engage in other business ventures of any nature or description whatsoever, whether presently existing or hereafter created, and may compete, directly or indirectly, with the business of the Partnership. The General Partner shall not engage in any business other than management of the business and affairs of the Partnership without the prior written unanimous consent of the Limited Partners. Neither the General Partner nor Orion Network Systems, Inc. may have other business interests or may engage in other business ventures which compete, directly or indirectly, with the business of the Partnership; provided, however, that (i) this provision shall not prohibit Orion Network Systems, Inc. from having business interests or engaging in any business (x) in which the Partnership is not then legally permitted to engage or in which the Partnership is not then able technically to engage, or (y) which is permitted by Section 7.07(x) to be engaged in by an Affiliate of the General Partner; and (ii) in the event that a business interest of Orion Network Systems, Inc. or a business venture in which it is engaged competes, directly or indirectly, with the business of the Partnership as a result of the Partnership entering into a new business or taking other actions, Orion Network Systems, Inc. shall offer to sell such business interest or its interest in such business venture within a reasonable period of time to the Partnership, which, at the option of the Partnership, pursuant to the approval of an LP Majority, may purchase such business interest or interests in such business venture, at fair market value (as determined by a mutually agreed appraiser). If the Partnership declines such offer, Orion Network Systems shall exercise its best efforts to sell such business interest or interests in such business venture to a third party, and, if it is unable to do so, may continue to hold such business interest or engage in such business venture. No Limited Partner or Affiliate thereof shall incur any liability to the Partnership as a result of such Limited Partner's or Affiliate's pursuit of such other business interest, ventures and competitive activity, and nothing in this Agreement shall be construed as granting the Partnership or the other Partners any right to participate in such other business ventures or to receive or share in any income or profits derived therefrom.


                  7.07.  TRANSACTIONS WITH GENERAL PARTNER OR AFFILIATES.

                  The Partnership shall not be permitted in the normal course of its business to enter into transactions with the General Partner or with any Affiliate of the General Partner or with any Affiliate of an Affiliate of the General Partner without the written consent of an LP Majority, except that the Partnership shall be permitted to enter into (w) Communications Satellite Capacity Agreements, Contingent Communications Satellite Capacity Agreements and Capacity Option Agreements with any Affiliate of the General Partner, (x) other contracts, agreements or transactions with any Affiliate of the General Partner if each Limited Partner is or becomes, or has been or is offered the opportunity to become, a party to such contract, agreement or transaction (or a contract, agreement or transaction containing substantially similar terms, including any contract, agreement or transaction where the amounts of services, property, cash or other items to be provided to Limited Partners are pro rata based upon Percentage Interests), (y) contracts, agreements or transactions with any Affiliate of the General Partner relating to the provision of management or similar support by such Affiliate to the General Partner within the limits of the then-applicable budget of the Partnership, to the extent that the provision of such services by the Affiliate does not conflict with the duty of the General Partner to directly manage the affairs of the Partnership, and (z) contracts, agreements or transactions with any Affiliate of the General Partner relating to the provision of marketing or sales representation or operations services within the United States.


                  7.08.  LIABILITY  OF  GENERAL   PARTNER  AND   AFFILIATES   TO
                         PARTNERSHIP AND LIMITED PARTNERS.

                  Except as otherwise expressly agreed in writing by the Partners, neither the General Partner nor any of its Affiliates, nor any of their respective partners, officers, directors, employees, or agents, shall be liable to the Partnership or to the Limited Partners for any losses sustained or liabilities incurred as a result of any act or omission of any of such Persons, so long as the conduct of such Person did not constitute bad faith, fraud, gross negligence, willful misconduct or breach of fiduciary duty (either as interpreted under Delaware law, this Agreement or any other contract between the Partnership and Limited Partners generally).

                  7.09.  INDEMNIFICATION   OF  GENERAL   PARTNER   AND   LIMITED
                         PARTNERS.

                         7.09(a)  The  Partnership   shall  indemnify  and  hold
harmless the General Partner and its Affiliates and their respective partners, officers, directors, employees and agents (individually, in each case, an "Indemnitee") to the fullest extent permitted by law from and against any and all losses, claims, demands, costs, damages, liabilities (joint or several), expenses of any nature (including attorneys' fees and disbursements), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits, or proceedings, whether civil, criminal, administrative or investigative, in which the Indemnitee may be involved or threatened to be involved as a party or otherwise, arising out of or incidental to the business or activities of or relating to the Partnership, regardless of whether the Indemnitee continues to be the General Partner or an Affiliate thereof or one of their respective partners, officers, directors, employees and agents at the time any such liability or expense is paid or incurred, if (x) a final, non-appealable judgment favorable to the Indemnitee(s) is entered in a court of competent jurisdiction, or (y) pursuant to a request by any Limited Partner or the General Partner for such a determination by an Independent Party, the Independent Party determines with regard to the Indemnitee's conduct which gave rise to or resulted in any actual or threatened action, case, complaint or other proceeding which was the subject of a final settlement, that had the Indemnitee(s) not settled the dispute at issue, they would have received a final, non-appealable judgment in their favor.

                         7.09(b) Expenses incurred by an Indemnitee in defending
any claim, demand, action, suit, or proceeding subject to this Section 7.09, other than any such proceeding in which any claim is made by a Limited Partner against the Indemnitee, shall, from time to time and upon request by the Indemnitee, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit, or proceeding, upon receipt by the Partnership of an undertaking by or on behalf of the Indemnitee to repay such amount promptly, with interest calculated at the rate equal to two (2) percentage points above the "Federal Short-Term Rate" as defined in Code ss. 1274(d)(1)(C)(i) or the maximum rate permitted under applicable law, whichever is less, calculated upon the outstanding principal balance of such amount, if it shall be determined in a judicial proceeding or a binding arbitration or by the Independent Party pursuant to Section 7.09(a) that such Indemnitee is not entitled to be indemnified as authorized in this Section 7.09. In the event that an Indemnitee does not receive from the Partnership advances on expenses pursuant to this Section 7.09(b) because a Limited Partner asserted a claim against the Indemnitee in the proceeding at issue, and the Indemnitee is entitled to indemnification pursuant to Section 7.09(a), the Partnership shall reimburse the Indemnitee for all expenses incurred in defending the proceeding, plus interest at the rate equal to two (2) percentage points above the "Federal Short-Term Rate" as defined in Code ss. 1274(d)(1)(C)(i), or the maximum rate permitted under applicable law, whichever is less.

                         7.09(c) The  indemnification  provided by this  Section
7.09 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, vote of the Partners, as a matter of law or equity, or otherwise, both as to an action in the Indemnitee's capacity as the General Partner or an Affiliate thereof, and as to an action in another capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns, and administrators of the Indemnitee.

                         7.09(d) An  Indemnitee  pursuant to this  Section  7.09
shall not be denied indemnification in whole or in part under this Section 7.09 or otherwise by reason of the fact that the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted or not expressly prohibited by the terms of this Agreement.

                         7.09(e) The General  Partner  including its  Affiliates
(other than any executive officer or director of the General Partner) shall fully indemnify and hold harmless the Limited Partners and their Affiliates and their respective partners, officers, directors, employees and agents to the fullest extent permitted by law from and against any and all losses, claims, demands, costs, damages, liabilities (joint or several), expenses of any nature (including attorneys' fees and disbursements), judgments, fines, settlements, and other amounts including, but not limited to, those arising directly or indirectly from or relating to any civil, criminal, administrative or investigative proceeding, arising out of or incidental to conduct by the General Partner or one of its Affiliates with respect to the business or activities of or relating to the Partnership which constituted fraud, bad faith, gross negligence, willful misconduct or breach of fiduciary duty (either as interpreted under Delaware law, this Agreement or any other contract between the Partnership and Limited Partners generally).

                         7.09(f) The provisions of this Section 7.09 are for the
benefit of the indemnitees as set forth herein and shall not be deemed to create any rights for the benefit of any other Persons.


                  7.10.  NO MANAGEMENT BY LIMITED PARTNERS.

                         7.10(a)  No  Limited  Partner  shall  take  part in the
day-to-day management, operation or control of the business and affairs of the Partnership or have any right, power, or authority to act for or on behalf of or to bind the Partnership or transact any business in the name of the Partnership. In the event any laws, rules or regulations applicable to the Partnership, or to its sale or issuance of interests in the Partnership, require a Limited Partner, or any group or class thereof, to have certain rights, options, privileges or consents not granted by the terms of this Agreement, then such Limited Partners shall have and enjoy such rights, options, privileges and consents so long as (but only so long as) the existence thereof does not result in a loss of the limitation on liability enjoyed by the Limited

Partners under the Delaware RULPA or the applicable laws of any other jurisdiction.

                         7.10(b) No Limited  Partner  (if not a natural  person,
its directors, officers, partners, etc.) shall act as an employee of the Partnership if such Limited Partner's functions, directly or indirectly, relate to the Partnership's international communications satellite facilities.

                         7.10(c) No Limited Partner shall serve, in any material
capacity, as an independent contractor or agent with respect to the management or operation of the Partnership's international communications satellite facilities (except with regard to tracking, telemetry and command and related services).

                         7.10(d) No Limited Partner shall  communicate  with the
General Partner on matters pertaining to the day-to-day operations of the Partnership's international communications satellite facilities.

                         7.10(e) No Limited  Partner  shall perform any services
to the Partnership materially relating to the management or operation of the Partnership's international communications satellite facilities, with the exception of making loans to, or acting as a surety for, the Partnership.

                         7.10(f)  No  Limited   Partner  shall  become  actively
involved in the management or operation of the Partnership's international communications satellite facilities.

                         7.10(g)  The  General  Partner  may  contract  with any
Limited Partner or any Affiliate of any Limited Partner for any purpose not otherwise restricted by this Agreement, in particular for provision of customer support, marketing and related services with respect to the sale of the Partnership's international communications satellite facilities; provided, however, that any such activity undertaken by a Limited Partner shall be pursuant to independently-executed agreements which shall be non-exclusive in nature and under which any sales to the Partnership's customers shall be governed by contractual terms and conditions set by the General Partner.


                  7.11.  PARTNERS PLANNING AND POLICY REVIEW COMMITTEE.

                         7.11(a) A  committee  of the  Partnership  known as the
Partners Planning and Policy Review Committee (the "Review Committee"), consisting of one representative of each Partner, shall be established for the purposes set forth in Section 7.11(b). Review Committee representatives shall be entitled to bring to Review Committee meetings such staff and other personnel which they reasonably deem necessary. The Review Committee shall meet at such times, dates and places as the General Partner may deem appropriate. Meetings of the Review Committee may be called by the General Partner from time to time and shall be called by the

General Partner upon its receipt of a request in writing signed by at least two Limited Partners holding in the aggregate at least [twenty percent (20%)] of the total Percentage Interests then held by the Limited Partners, which request shall specify the purpose of such a meeting. Notification of a meeting of the Review Committee shall be sent by the General Partner, not less than fifteen
(15) days prior to the date of such meeting, to the representatives of the Limited Partners at their record addresses (as may be changed by written notice to the General Partner) and shall specify the time, date, place and purpose of such meeting. Notification of a meeting called at the request of the requisite number of Limited Partners shall be sent within ten (10) business days after the General Partner's receipt of such a request and such meeting shall be held not less than fifteen (15) nor more than thirty (30) days after receipt of such request. The members of the Review Committee may designate one of such members as chairman of the Review Committee and may establish such other procedures for the functioning of the Review Committee as the members of the Review Committee may approve, subject to the requirements and approval procedures of this Section
7.11. Voting of the representatives of the Limited Partners may be in person or by proxy, duly signed by the representatives of the Limited Partners or their respective attorneys-in-fact. All actions that could be taken at a meeting of the Review Committee may also be taken by the written consent of the representatives of Limited Partners holding such Percentage Interests as is required to take such action pursuant to this Section 7.11.

                         7.11(b) The General  Partner shall submit the following
actions to the Review Committee which, by vote of the representatives of an LP Majority (except as set forth below in Section 13.09(e)), which shall have the right to approve or disapprove of any such actions:

                           (i) Establishment of any standard pricing policies with respect to the Partnership's sale of services which are intended to result in (x) the sale of satellite transmission capacity to customers generally at prices which are lower than those charged to Limited Partners in agreements entered into on or about the date of this Agreement or (y) the sale of satellite transmission capacity to certain Partners at prices or on terms materially different from the prices and terms offered or available to Partners generally.

                           (ii)  Establishment of any amended budget pursuant to
                  Section 9.09(c) or establishment of any budget relating to any period of one year or longer (including any annual budget proposed by the General Partner under Section 9.09) (a "Proposed Budget") which calls for a percentage increase, from the applicable amount specified, for the year to which the Proposed Budget relates, in the Ten Year Projection dated July 12, 1991 (the "Ten Year Projection") (attached hereto as Exhibit A) in (x) an aggregate annual amount of 10 percent or more, or (y) any individual line item annual amount of 20 percent or more; provided, however, that if under this Section 7.11(b)(ii) and Section 13.09(e), a budget is approved which covers the period to which the Proposed Budget relates (an "Approved Budget"), the percentage increase in aggregate annual operating expenses or in individual line items shall be measured from the amount specified in the most recent Approved Budget, rather than from the applicable amount in the Ten Year Projection.

                           (iii) Causing the Partnership to make expenditures or
                  incur obligations in excess of those permitted by Section 9.09(c).

                           (iv)  Settlement of any matters with federal,  state,
                  local or foreign tax authorities that requires the payment by, or the increase in tax liabilities of, either the Partnership or the Partners in the aggregate in excess of $3 million, or consent to an extension of the statute of limitations applicable to the assessment and collection of taxes from the Partners in connection with any federal or state income tax audit of the Partnership involving a potential tax liability for the Partners in the aggregate in excess of $3 million.

                           (v) Characterization (including determination of source and whether such item should be separately stated by the Partners in their respective returns) of major categories of income, gain, deduction, and loss for purposes of the Partnership's federal income tax returns, provided that any characterization determined by the Review Committee pursuant to this Section 7.11(b)(v) shall be used in filing the Partnership's returns only if the Partnership's tax accountants or tax counsel determine that there is a realistic possibility (within the meaning of section 6694 of the Code) of such characterization being sustained on its merits and that either there is "substantial authority" (within the meaning of section 6662 of the Code) for such characterization or there is adequate disclosure of the relevant facts affecting such characterization in the Partnership's return so that the penalties applicable under section 6662(c) of the Code would not apply to the Partnership or the Partners if such characterization were not sustained. For the purposes hereof, a "major category" shall mean an amount in excess of $1,000,000 for the particular taxable year at issue.

                           (vi) Offering to sell any additional Partnership Interest pursuant to the terms of Section 11.01.

                           (vii) Designation by the General Partner of a member of its executive management to be the general manager to direct the management of IPSP Services (as defined in Section 7.14(c)).

                           7.11(c) Any action  required to be  submitted  by the
General Partner to the Review Committee pursuant to this Section 7.11 shall be submitted by written notice to the Limited Partners (the "Review Notice"), together with the notice concerning the meeting and a description of the action(s) proposed to be taken at the meeting.

                           7.11(d) At each meeting of the Review Committee,  the
General Partner shall report to the members of the Review Committee on significant developments of IPSP Services (as defined in Section 7.14(c)) during the period since the preceding meeting of the Review Committee. Such report shall be in such form as the General Partner may deem appropriate, but shall include information concerning the execution of the business plan, including the strategy for market entry, the development of service offerings, and the appointment or removal of representative agents and distributors, the terms and conditions of any such appointment, the relation of any such appointment to existing agreements and the grounds for any such removal. In addition, when the General Partner prepares and presents the annual budget (or any other Budget Subject to Approval) to the members of the Review Committee, the General Partner shall present to members of the Review Committee the work program for IPSP Services as it is reflected in the budget.


                  7.12.  MEETINGS OF LIMITED PARTNERS.

                  Meetings of the Limited Partners regarding any matters with respect to which the Limited Partners have the right to vote or consent (other than pursuant to Section 7.11) may be called by the General Partner from time to time and shall be called by the General Partner upon its receipt of a request in writing signed by at least two Limited Partners holding in the aggregate at least twenty percent (20%) of the total Percentage Interests then held by the Limited Partners, which request shall specify the purpose of such a meeting. Notification of a meeting of the Limited Partners shall be sent by the General Partner, not less than fifteen (15) days prior to the date of such meeting, to the Limited Partners at their record addresses (as may be changed by written notice to the General Partner) and shall specify the time, date, place and purpose of such meeting. Notification of a meeting called at the request of the requisite number of Limited Partners shall be sent within ten (10) business days after the General Partner's receipt of such a request and shall be held not less than fifteen (15) nor more than sixty (60) days after receipt of such request. Any meeting of Limited Partners may be held at the principal office of the Partnership or at such other location as the General Partner may deem appropriate. Voting of the Limited Partners may be in person or by proxy, duly signed by the Limited Partner or its attorney-in-fact. All actions that could be taken at a meeting of the Limited Partners may also be taken by the written consent of Limited Partners holding such Percentage Interests as is required to take such action pursuant to this Agreement.

                 7.13. TRANSFER OF LIMITED PARTNERSHIP INTEREST TO THE GENERAL PARTNER.

                  In the event that the Percentage Interest of the General Partner is ever less than twenty five percent (25%) or in the event that Limited Partners of the Partnership ever own, in the aggregate, more than twenty five percent (25%) of the voting power with respect to the outstanding stock of Orion Network Systems, Inc. ("ONS"), determined based upon the higher of the percentage of votes that can be cast for the election of directors or the percentage of directors that can be selected, ONS shall transfer to the General Partner any interest as a Limited Partner that ONS then owns in the Partnership, and the General Partner shall thereafter have, in addition to all of its rights under this Agreement as a General Partner, all of the rights of a Limited Partner under this Agreement attributable to such interest.


                  7.14.  TECHNICAL COMMITTEE.

                         7.14(a) A  committee  of the  Partnership  known as the
Technical Committee (the "Technical Committee"), consisting of one representative (and, if requested by a Limited Partner, an alternate representative) of each Partner, shall be established for the purposes set forth in Section 7.14(b). Technical Committee representatives shall be entitled to bring to Technical Committee meetings such staff and other personnel which they reasonably deem necessary. Meetings of the Technical Committee may be called by the General Partner from time to time, and shall be called by the General Partner upon its receipt of a request in writing signed by at least two Limited Partners, which request shall specify the purpose of such a meeting.
Notification of a meeting of the Technical Committee shall be sent by the General Partner, not less than fifteen (15) days prior to the date of such meeting, to the representatives of the Limited Partners at their record addresses (as may be changed by written notice to the General Partner) and shall specify the time, date, place and purpose of such meeting. Notification of a meeting called at the request of the requisite number of Limited Partners shall be sent within ten (10) business days after the General Partner's receipt of such a request and such meeting shall be held not less than fifteen (15) nor more than thirty (30) days after receipt of such request. The General Partner shall serve as chairman of the Technical Committee. The members of the Technical Committee may establish such procedures for the functioning of the Technical Committee as the members of the Technical Committee may approve, subject to the requirements and approval procedures of this Section 7.14. If any matter is submitted to the Technical Committee at a meeting of the Technical Committee for that Committee's advice concerning such matter (whether by the General Partner or upon receipt by the General Partner of a request in writing signed by at least two Limited Partners), such matter shall be submitted by written notice to the Limited Partners, together with the notice concerning the meeting and a description of the matter on which advice is to be given at the meeting.

                         7.14(b) The Technical Committee will advise the General
Partner and the Review Committee on all matters relating to the technology and operation of the Partnership's satellite system and transmission networks. The Technical Committee also will review and recommend to the General Partner and the Limited Partners the final and definitive main technical and performance specifications for the Partnership's satellites, as well as of any material amendment thereof during the construction period. With regard to IPSP Services, the Technical Committee will recommend technical standards for equipment and operations and will seek to ensure that any such standards are consistent with the operating standards and procedures of the satellite system. The Technical Committee will review the technical aspects of any general policies or procedures proposed by the General Partner regarding IPSP Services; provided, however, that the Technical Committee shall not have the power to disapprove any action taken by the General Partner or the Review Committee. If the Technical Committee does not reach a unanimous conclusion concerning particular advice to be given to the General Partner or the Review Committee, only matters approved by the representatives of an LP Majority shall be deemed to be the advice of the Technical Committee; provided, however, that the report of the Technical Committee which contains such advice also shall set forth any advice provided by the representatives of any Limited Partner not included in such LP Majority. Unless all representatives on the Technical Committee otherwise agree, advice by the Technical Committee shall be in writing.

                         7.14(c)  "IPSP  Services"   means:   transmission-based
telecommunication services (other than the mere sale or lease of units of transmission capacity on the Partnership's satellite system) which consist of international private transmission links and networks, either as turnkey facilities management or as a service, and in particular include (i) any and all transmission services provided by the Partnership primarily over the
Partnership's satellite system that involve the transport of information, but not its manipulation, and satellite connectivity services, and (ii) the provision of, installation, maintenance, repair, operation, customer network support and monitoring for, and associated services related to ground facilities used to communicate to or from the satellite system, including (without limitation), turnkey facilities management, VSAT and hub/control earth station services and terrestrial links, and (iii) Value Added Services, which means those services which involve not simply the transmission of information, but its manipulation as well.

                  Any non-public switched telecommunications network or international transmission service (other than the mere sale or lease of transmission capacity on the Partnership's satellite system) is intended to be included in IPSP Services.

                                  ARTICLE VIII

             COMPENSATION OF GENERAL PARTNER; PAYMENT OF PARTNERSHIP
                                    EXPENSES


                  8.01.  COMPENSATION OF GENERAL PARTNER.

                  Except as expressly provided in Section 8.03 or pursuant to arrangements contemplated by Section 7.07, the General Partner shall not receive any compensation from the Partnership for services rendered in its capacity as a general partner of the Partnership.


                  8.02.  PARTNERSHIP EXPENSES.

                  Subject to Section 7.11(b)(iii), notwithstanding any other provision of this Agreement, the Partnership shall bear all costs and expenses, including, without limitation, all costs and expenses (including overhead expenses) reasonably incurred by the General Partner in connection with the management and operation of the business and affairs of the Partnership, or in carrying out the purposes of the Partnership. In the event that the General Partner at any time or from time to time advances its own funds to pay any such costs or expenses, it shall be entitled to reimbursement of such funds from the Partnership promptly upon demand.


                  8.03.  Acquisition, Organizational, and Offering Expenses.
                  The Partnership shall reimburse the General Partner for all fees, costs, and expenses actually incurred by the General Partner and its Affiliates in connection with the organization of the Partnership, the offering and sale of Partnership Interests to the Limited Partners, and the arrangements for the placement of Partnership debt, and including, without limitation, legal (including tax advice), financial advisor, consulting and accounting fees, filing and recordation fees, printing costs, telephone and travel expenses.


                                   ARTICLE IX

              BANK ACCOUNTS; BOOKS AND RECORDS; STATEMENTS; TAXES;
                           FISCAL YEAR; ANNUAL BUDGET


                  9.01.  BANK ACCOUNTS AND INVESTMENTS.

                  All funds of the Partnership shall be deposited in its name in such checking and savings accounts, time deposits or certificates of deposit, or other accounts at such banks or in such other investments permitted by Section 3.02(h), as shall be designated by the General Partner from time to time, and the General Partner shall arrange for the appropriate management of such account or accounts.

                  9.02.  BOOKS AND RECORDS.

                  The General Partner shall keep, or cause to be kept, books and accounts showing assets, liabilities, income, operations, transactions and the financial condition of the Partnership. Such books and accounts shall be prepared on the accrual basis for accounting and U.S. federal income tax purposes and in accordance with generally accepted accounting principles unless the General Partner adopts an alternative basis in accordance with applicable accounting and tax standards. The Limited Partners, or their respective designees, shall have access to the books and records of the Partnership with respect to all information which the Limited Partners are lawfully permitted to require, including but not limited to budgets, financial projections and any amendment thereto, quarterly and annual income statements, quarterly and annual balance sheets, quarterly and annual funds flow statements and forecasts, the credit documents with respect to the financing of the Partnership's proposed satellites, and the Satellite Construction Contract (other than trade secrets and other proprietary information, or any information of any kind received from third parties pursuant to a confidentiality agreement or understanding) at any reasonable time during regular business hours and shall have the right to copy said records at their expense.


                  9.03.  FINANCIAL STATEMENTS AND INFORMATION.

                         9.03(a) All financial  statements  prepared pursuant to
this Section 9.03 shall present fairly, in all material respects, the financial position and operating results of the Partnership in accordance with generally accepted accounting principles, and shall be prepared on the accrual, cash or other basis, as provided in Section 9.02, for each Fiscal Year of the Partnership during the term of this Agreement.

                         9.03(b)  Within  forty-five  (45) days after the end of
each quarterly period (the "Fiscal Quarter") of each Fiscal Year, commencing with the first full Fiscal Quarter after December 20, 1991, the General Partner shall prepare and submit or cause to be prepared and submitted to the Limited Partners an unaudited statement of profit and loss for the Partnership for such Fiscal Quarter and an unaudited balance sheet of the Partnership dated as of the end of such Fiscal Quarter, in each case prepared in accordance with generally accepted accounting principles.

                         9.03(c)  Within  ninety (90) days after the end of each
Fiscal Year, the General Partner shall prepare and submit or cause to be prepared and submitted to the Limited Partners (i) an audited balance sheet, together with audited statements of profit and loss, Partners' equity and changes in financial position for the Partnership during such Fiscal Year and
(ii) an audited statement showing any Cash Flow and any Net Proceeds of a Capital Transaction distributed to the Partners in respect of such Fiscal Year.

                         9.03(d) At least ten (10) days prior to each meeting of
the Review Committee, the General Partner shall prepare and submit or cause to be prepared and submitted to the members of the Review Committee a general report on significant developments of or affecting the Partnership during the period since the most recent prior meeting of the Review Committee. Such report shall be in such form as the General Partner may deem appropriate.

                         9.03(e)  The  General  Partner  shall  provide  to  the
Limited Partners such other reports and information concerning the business and affairs of the Partnership as may be required by the Delaware RULPA or by any other law or regulation of any regulatory body applicable to the Partnership. Nothing in this Agreement shall restrict the right of any Limited Partner to communicate with the General Partner on matters pertaining to general policy, planning and direction to the extent permitted by Section 17-303 of Delaware RULPA.

                         9.03(f)  Within  forty-five  (45) days after the end of
each Fiscal Quarter, commencing with the first full Fiscal Quarter after December 20, 1991, until commencement of commercial operations of each of the Partnership's satellites, the General Partner shall prepare and submit or cause to be prepared and submitted to the Limited Partners progress reports regarding the construction and launch of the Partnership's proposed satellites under the Satellite Construction Contract in such form as will reasonably inform the Limited Partners about the matters set forth below. Such reports shall include reports from the manufacturer under the Satellite Construction Contract regarding the status of the construction, from the launch services company that will perform launch services for such manufacturer regarding the launch status, and from the Partnership regarding regulatory matters (including those of any state, governmental commission (including the FCC) or other authority affecting the construction, launch or operation of the satellites). Within forty-five (45) days after the end of each Fiscal Quarter, commencing with the first full Fiscal Quarter after the commencement of commercial operations of the first of the Partnership's satellites, the General Partner shall prepare and submit or cause to be prepared and submitted to the Limited Partners status reports regarding the health of the Partnership's satellites and all transponders, the use of transponder spares, updated predictions regarding satellite life, and full information about any effected transfer or lease of capacity (including name of user, bandwidth, price, duration and transponder occupancy). The General Partner shall inform each Limited Partner in writing about any event which has or may have a material adverse effect on the health or the performance of any of the Partnership's satellite promptly after occurrence of such event.

                         9.03(g) The provision by the General  Partner to one or
more Limited Partners of reports or information described in Section 9.03 or otherwise pursuant to this Agreement, by itself, shall not imply in any manner whatsoever the acceptance by or involvement of any Limited Partner with respect to such reports or information, and such reports or information shall be construed only as having been prepared and distributed by the General Partner.

                  9.04.  ACCOUNTING DECISIONS.

                  All decisions as to accounting matters, except as specifically provided to the contrary herein, shall be made by the General Partner.


                  9.05.  WHERE MAINTAINED.

                  The books, accounts and records of the Partnership at all times shall be maintained at the Partnership's principal office as set forth in
Section 2.03 above, or, at the option of the General Partner, at the principal place of business of the General Partner.


                  9.06.  TAX RETURNS AND TAX MATTERS.

                         9.06(a) The General  Partner  shall,  at the expense of
the Partnership, cause to be prepared and delivered to the Partners, in a timely fashion after the end of each Fiscal Year, copies of all Federal, state, local, and foreign income tax returns for the Partnership for such Fiscal Year, one copy of which shall be filed by the General Partner. Such returns shall be prepared on the accrual basis (or as otherwise determined pursuant to Section 9.02) and shall accurately reflect the results of operations of the Partnership for such Fiscal Year. The General Partner is designated as the "tax matters partner" (as defined in the Code) of the Partnership and is authorized and required to represent the Partnership (at the expense of the Partnership), subject to Section 7.11(b)(iv), in connection with all examinations of the affairs of the Partnership by any Federal, state, or local tax authorities, including any resulting administrative and judicial proceedings, and to expend funds of the Partnership for professional services and costs associated therewith. Each Partner agrees to cooperate with the General Partner and to do or refrain from doing any or all things reasonably required by the General Partner in connection with the conduct of such proceedings; provided, however, that in no event shall any Limited Partner be required to do or refrain from doing anything which would cause such Limited Partner to be deemed a general partner of the Partnership.

                         9.06(b)  Upon  receipt  by the  General  Partner of any
notice, request, inquiry, or statement of a material nature from the IRS in connection with an examination of the Partnership involving a potential federal income tax liability for the Partners, in the aggregate, in excess of $3 million, the General Partner shall within 20 days send all other Partners a copy of the documents so received. In the event that General Partner intends to respond in writing to any documents from the IRS required to be provided to the other Partners under the preceding sentence, (i) if the potential federal income tax liability for the Partners, in the aggregate, exceeds $10 million, the General Partner shall provide a copy of its proposed response to all other Partners not less than 10 days before such response is to be submitted to the IRS and shall consider in good faith any comments received from other Partners with respect to such proposed response, and (ii) if the potential federal income tax liability for the Partners, in the aggregate is greater than $3 million, the General Partner shall provide a copy of its actual response to all other Partners promptly after submission to the IRS.

                         9.06(c)  The  General  Partner,  at the  expense of the
Partnership shall provide Limited Partners with such other information as they may reasonably request for use in the preparation of their respective income tax returns.


                  9.07.  FEDERAL INCOME TAX ELECTIONS.

                  If there is a distribution of any Partnership Assets or other property as described in Section 734 of the Code, or if there is a transfer of an interest in the Partnership as described in Section 743 of the Code, then, upon the request of any Partner, the General Partner shall cause the Partnership to file a Section 754 Election, provided the Partner requesting such election shall have agreed in writing to reimburse the Partnership for all incremental accounting and other administrative costs incurred as a result of such election.


                  9.08.  FISCAL YEAR.

                  The Fiscal Year of the Partnership for financial and Federal, state and local income tax purposes shall initially be the calendar year. The General Partner shall have authority to change the beginning and ending dates of the Fiscal Year if the General Partner, in its sole and absolute discretion, deems such change to be necessary or appropriate to the business of the Partnership, provided such change is permitted by the Code, and shall give written notice of any such change to the Limited Partners within thirty (30) days after the occurrence thereof.


                  9.09.  ANNUAL BUDGET.

                         9.09(a)  Distribution of Annual  Budgets.  Prior to the
commencement of each new Fiscal Year, the General Partner shall prepare and distribute to the members of the Review Committee a budget setting forth the anticipated expenditures, aggregate annual operating expenses and revenues of the Partnership with respect to such Fiscal Year, including the proposed overhead expenses of the General Partner which budget shall contain at least the same line items as the Ten Year Projection or most recent Approved Budget, as applicable. This budget may, in the discretion of the General Partner, also relate to years other than such Fiscal Year.

                         9.09(b)  Approval of Budgets  Subject to Approval.  All
budgets  required to be submitted to the Review Committee as provided in Section
7.11 and Section 13.09(e) (a "Budget Subject to Approval") shall be so submitted, subject to such provisions. When a proposed Budget Subject to Approval is approved (or deemed approved) by the Review Committee, then such Budget Subject to Approval shall become the operative budget for the Fiscal Year to which it relates. In the event that any proposed Budget Subject to Approval (or revised proposed Budget Subject to Approval) is disapproved by the Review Committee, then the General Partner shall submit a revised proposed budget to the Review Committee within thirty (30) days after such disapproval. If the revised proposed budget is a Budget Subject to Approval, the Review Committee and the General Partner shall attempt in good faith to reach agreement on such revised budget. During any Fiscal Quarter (or portion thereof) of any Fiscal Year in which no budget is in effect because a Budget Subject to Approval has been disapproved by the Review Committee, or has not yet been approved (or deemed approved) by the Review Committee, then the operative budget for such Fiscal Quarter shall be deemed to include (a) all liabilities or obligations of the Partnership that were previously incurred or committed to by or on behalf of the Partnership in good faith and that became due and payable during such Fiscal Quarter, (b) all liabilities or obligations that the General Partner, in good faith, believes should be incurred or committed to by or on behalf of the Partnership for the operation of its business or the carrying out of the purposes of the Partnership during such Fiscal Quarter (including, without limitation, the payment or settlement of any claims or potential claims against the Partnership) and (c) all other operating expenses in an amount equal to one hundred ten percent (110%) of the operating expenses for such Fiscal Quarter as set forth in the most recent Approved Budget which relates to the Fiscal Year in which such Fiscal Quarter occurs or, if there is no such Approved Budget, as set forth in the Ten Year Projection, provided that, for purposes of this clause (c), if such Approved Budget or the Ten Year Projection, as applicable, sets forth operating expenses on a fiscal year basis rather than on a fiscal quarter basis, the operating expenses for such Fiscal Quarter shall equal one-fourth of the operating expenses for the Fiscal Year in which such Fiscal Quarter occurs, as set forth in such Approved Budget or the Ten Year Projection, as applicable. Any operative budget for a Fiscal Quarter (or portion thereof) of any Fiscal Year in which no budget is in effect because a Budget Subject to Approval has been disapproved by the Review Committee, or has not yet been approved (or deemed approved) by the Review Committee, shall be superseded by the budget, if any, ultimately approved (or deemed approved) by the Review Committee or any revised budget prepared and distributed by the General Partner to the members of the Review Committee which is not a Budget Subject to Approval. 9.09(c) In the event that the General Partner shall determine that the total expenditures of the Partnership for a Fiscal Year will exceed by ten percent (10%) or more all expenditures of the Partnership, or that expenditures by the Partnership for a Fiscal Year with respect to any individual line item will exceed by twenty percent (20%) or more the corresponding amount, reflected in the Approved Budget for such Fiscal Year or Ten Year Projection, as applicable, the General Partner shall promptly prepare and submit to the Review Committee for approval pursuant to Section 7.10(b)(iii) an amended budget for such Fiscal Year pursuant to
Section 9.09(b). Notwithstanding the foregoing, the General Partner shall be permitted to cause the Partnership to make expenditures that (a) do not exceed by ten percent (10%) or more in the aggregate the aggregate annual expenditures and by twenty percent (20%) or more the annual expenditures with respect to any individual line item, reflected in the Approved Budget for such Fiscal Year or Ten Year Projection, as applicable, or (b) that are beyond the control of the General Partner, or (c) that the General Partner determines must reasonably be paid prior to the approval of an amended budget pursuant to this
Section 9.09(c) in order to protect the Partnership, the Partnership Assets, the business of the Partnership or its customers.

                         9.09(d) No budget,  amended budget,  Approved Budget or
increase in any of the foregoing shall require an increase in the amount of the Capital Contribution of any Partner (unless such increase in the Capital Contribution is contained in an amendment to this Agreement which has received the written consent of all of the Partners under Section 13.09).


                                    ARTICLE X

                              TRANSFER OF INTERESTS


                  10.01.  TRANSFER.

                         10.01(a) The term "transfer", when used in this Article
X with respect to a Partnership Interest, shall include any sale, assignment, gift, pledge, hypothecation, mortgage or other encumbrance, exchange, or other disposition, whether voluntary or involuntary, by operation of law or otherwise, and whether effected directly or indirectly (including without limitation any change of control of any Partner or of any Person who controls such Partner, other than a change of control of the ultimate parent company or other entity controlling such Partner or Person or in the event such Partner or Person has no ultimate controlling parent company or other controlling entity, a change of control of the Partner or Person itself), except that "transfer" shall not include any pledge, mortgage, or hypothecation of or granting of a security interest in a Partnership Interest in connection with any financing obtained on behalf of the Partnership (so long as such financing, to the extent required to be submitted to the Limited Partners under Section 7.04(d) or 7.04(e), has been so submitted and has been approved). As used in this Article X, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

                         10.01(b) No Partnership  Interest shall be transferred,
in whole or in part, except in accordance with the terms and conditions set forth in this Article X. Any transfer or purported transfer of any Partnership Interest not made in accordance with this Article X shall be null and void.

                  10.02.  TRANSFER OF INTEREST OF GENERAL PARTNER.

                  The General Partner may not transfer, or otherwise permit any Person to hold, its Partnership Interest as a General Partner unless:

                         10.02(a) such transfer in the written  opinion of legal
counsel acceptable to the Review Committee, in its reasonable discretion, (i) would not violate the then applicable federal and state securities and other laws and rules and regulations of the Securities and Exchange Commission, state securities commissions and any other governmental authorities with jurisdiction over such disposition, (ii) would not result in the Partnership being classified for Federal income tax purposes as an "association taxable as a corporation" rather than as a partnership, (iii) would not prejudice or affect the continuity of the Partnership for the purposes of Section 708 of the Code, and (iv) would not affect the Partnership's existence as a limited partnership under the Delaware RULPA;

                         10.02(b) a successor General Partner is admitted to the
Partnership in accordance with Section 11.03; and

                         10.02(c)   with   respect  to  the   transfer   of  its
Partnership Interest, other than a transfer of the right to a distributive share of the income, gain, losses, deductions, and assets of the Partnership in accordance with the terms of this Agreement which does not reduce the General Partner's distributive share of such items below five percent (5%), such transfer and the admission of the transferee to the Partnership as a General Partner is approved by written consent of an LP Majority.


                  10.03.  TRANSFER OF INTEREST OF LIMITED PARTNER.

                  A Limited  Partner  may  transfer  all or any  portion  of its
Partnership Interest except as prohibited under this Section 10.03. Notwithstanding the foregoing, no transferee of a Limited Partner's Partnership Interest shall become a Limited Partner or have any of the rights of a Limited Partner, other than the right to a distributive share of the income, gain, losses, deductions, distributions, and assets of the Partnership in accordance with the terms of this Agreement, unless such transferee is admitted to the Partnership as a Limited Partner in accordance with Section 11.02. A Limited Partner may not transfer, or otherwise permit any Person to hold, all or any portion of its Partnership Interest as a Limited Partner unless:

                         10.03(a)  if  the  transferee  is  not  a  Person  that
controls, is controlled by, or is under common control with, the transferring Limited Partner, the transferring Limited Partner first offers the other Partners the right to purchase such Partnership Interest on a pro rata basis in accordance with their respective Percentage Interests pursuant to Section 10.04; and

                         10.03(b) if the transferee is a Person who controls, is
controlled by, or is under common control with, the transferring Limited Partner, the ability of the transferee to perform its obligations to the Partnership (including without limitation obligations under this Agreement and any agreement or contract between such transferee and the Partnership) is reasonably satisfactory to the General Partner and the creditworthiness of the transferee is satisfactory to the Partnership's lenders.


                  10.04.  PARTNERS' RIGHTS OF FIRST REFUSAL.

                         10.04(a) If a Limited  Partner has received a bona fide
written offer from a prospective third party purchaser (including another Partner) (a "Third Party Offer") then, before accepting such Third Party Offer, such Limited Partner (the "Offeror") shall first offer, to the other Partners (the "Offerees"), on a pro rata basis in accordance with their respective Percentage Interests, the Partnership Interest that the Offeror proposes to be transferred to such third party. Such Partnership Interest shall be offered to the Offerees at an offering price which shall be the same as, and on the same terms and conditions as, those contained in the Third Party Offer, or if the Third Party Offer provides for consideration or other terms and conditions not practically attainable by the Offerees, then for consideration and upon terms and conditions substantially equivalent to those contained in the Third Party Offer. The offer shall be made by a written notice to the Offerees which offer notice shall be accompanied by a copy of the Third Party Offer. The Offerees shall have thirty (30) days after the date of such offer notice (the "Offerees Election Period") within which to elect to purchase all (but not less than all) of the Partnership Interest proposed to be transferred. Such election shall be made by a written notice of election given to the Offeror and the other Partners. The right of the Offerees or any of them to elect to make such purchase is conditioned upon the purchase by the participating Offerees collectively of all of the Partnership Interest which is subject to the Third Party Offer; provided, however, that any portion of a Partnership Interest not purchased by any particular Offeree may be purchased by the other Offerees on a pro rata basis in accordance with their respective Percentage Interests, or on such other basis as they may agree, by written notice to the Offeror within ten
(10) days after the end of the Offerees Election Period. The closing date of any purchase by the Offerees shall be twenty (20) days after expiration of the Offerees Election Period (or if not a business day, then on the next business day thereafter).

                         10.04(b) If the Offerees shall fail to elect,  pursuant
to the terms of Section 10.04(a), to purchase all of the Partnership Interest that is the subject of the Third Party Offer or at any time shall notify the Offeror of their elections not to purchase all of such Partnership Interest, or shall elect to purchase but fail to close the purchase on the closing date, then the Offeror shall be free for a period of ninety (90) days thereafter to sell such Partnership Interest to the Person that made the Third Party Offer and under terms and conditions no less favorable to the Offeror than those contained in the Third Party Offer, subject to the limitations set forth in

Section 11.02 regarding admission of additional Limited Partners. If such Partnership Interest is not so sold by the Offeror within such 90-day period, the Offeror's right to transfer such Partnership Interest shall again be subject to the foregoing restrictions.

                         10.04(c) If a Limited  Partner  (the  "Offeror  Limited
Partner") wishes to transfer a Partnership Interest (other than to a transferee who is a Person that controls, is controlled by, or is under common control with, such Offeror Limited Partner), and if such Offeror Limited Partner has not yet received a bona fide offer that such Offeror Limited Partner wishes to accept, then such Offeror Limited Partner may elect to offer such Partnership Interest to the other Partners (the "Offeree Partners") on a pro rata basis in accordance with their respective Percentage Interests, at a price and on terms proposed by such Offeror Limited Partner. Such offer shall be made by a written notice (the "Proposed Sale Notice") to the Offeree Partners setting forth the price and the terms and conditions proposed by such Offeror Limited Partner. The Offeree Partners shall have thirty (30) days after the date of such Proposed Sale Notice (the "Offeree Partners Election Period") within which to elect to purchase all (but not less than all) of the Partnership Interest proposed to be transferred. Such election shall be made by a written notice of election given to the Offeror Limited Partner and the other Partners. The right of the Offeree Partners or any of them to elect to make such purchase is conditioned upon the purchase by the participating Offeree Partners collectively of all of the Partnership Interest proposed to be transferred; provided, however, that any portion of such Partnership Interest not purchased by any particular Offeree may be purchased by the other Offeree Partners on a pro rata basis in accordance with their respective Percentage Interests, or on such other basis as they may agree, by written notice to the Offeror Limited Partner within ten (10) days after the end of the Offeree Partners Election Period. The closing date of any purchase by the Offeree Partners shall be twenty (20) days after expiration of the Offeree Partners Election Period (or if not a business day, then on the next business day thereafter).

                         10.04(d) If the Offeree  Partners  shall fail to elect,
pursuant to the terms of Section 10.04(c), to purchase all of such Partnership Interest or at any time shall notify the Offeror Limited Partner of their elections not to purchase all of the Partnership Interest proposed to be transferred, or shall elect to purchase but fail to close the purchase on the closing date, then the Offeror Limited Partner shall be free for a period of one hundred twenty (120) days thereafter to sell such Partnership Interest at a price and on terms and conditions no less favorable to the Offeror Limited Partner than those contained in the Proposed Sale Notice, subject to the limitations in Section 11.02(a) regarding admission of additional Limited Partners. If such Partnership Interest is not so sold by the Offeror Limited Partner within such 120-day period, the Offeror Limited Partner's right to transfer such Partnership Interest shall again be subject to the provisions of
Section 10.04(c).

                  10.05.  RESTRICTION ON CERTAIN TRANSFERS.

                  Notwithstanding any provision in this Agreement, the FCC License shall not be transferred, assigned or disposed of in any manner, voluntarily or involuntarily, including by any transfer of control of any corporation holding that license, to any person except upon application to the FCC and upon a finding by the FCC that the public convenience and necessity will be served thereby.


                                   ARTICLE XI

                       OFFERING OF ADDITIONAL PARTNERSHIP
                  INTERESTS; ADMISSION OF ADDITIONAL PARTNERS;
               WITHDRAWAL OF PARTNERS; REMOVAL OF GENERAL PARTNER


                  11.01.  OFFERING OF ADDITIONAL PARTNERSHIP INTERESTS.

                         11.01(a)  If,  following  the  admission of the Limited
Partners to the Partnership on the date hereof, the General Partner wishes to cause the Partnership to offer and sell to third parties (including other Partners) additional limited partner Partnership Interests (a "Third Party Offering"), the General Partner shall give notice to each Limited Partner of the identity and background of the proposed purchaser (if not already a Limited Partner) and the terms and conditions of the offer and shall submit such proposed sale to a vote of the Limited Partners pursuant to Section 7.11(b). In exercising their right to vote pursuant to Section 7.11(b) concerning the proposed offer and sale of additional limited partner Partnership Interests and admission of third party purchasers, the Limited Partners shall not unreasonably withhold their approval. One basis, but not the exclusive basis, for the Limited Partners to reasonably withhold their approval shall be the Limited Partners' belief that the admission of such third party purchasers as Limited Partners will present a risk to the business, operations, goals, finances or regulatory approvals of the Partnership. In addition, it shall be reasonable for the Limited Partners to condition their approval on the Partnership first offering all the then-existing Partners the right to purchase such additional Partnership Interests on the same terms as are proposed to be offered to such third parties and on a pro rata basis in accordance with their respective Percentage Interests pursuant to Sections 11.01(b) and (c). The Limited Partners may, in their discretion, by a vote of Limited Partners holding a majority of the total Percentage Interests then held by the Limited Partners, require that as a condition to any such sale and admission that the Partnership obtain a written opinion of legal counsel acceptable to the General Partner, in its reasonable discretion, that such sale and admission would not result in the Partnership being classified for Federal income tax purposes as an "association taxable as a corporation" rather than as a partnership. In addition, unless such offer and sale of additional limited partner Partnership Interests and admission of such third party purchasers are approved, pursuant to the vote of Limited Partners under Section 7.11(b), by an LP Majority, the Partnership must first offer all the then-existing Partners the right to purchase such additional Partnership Interests on the same terms as are proposed to be offered to such third parties and on a pro rata basis in accordance with their respective Percentage Interests pursuant to Sections 11.01(b) and (c). It is acknowledged and agreed that the sale of additional Partnership Interests will reduce, or otherwise alter, proportionally the Percentage Interests of the Partners existing immediately prior to such sale except to the extent that such existing Partners purchase any of such additional Partnership Interests. Any such reductions or other alterations in the Partners' Percentage Interests shall be reflected on Schedule B.

                         11.01(b)  If the  General  Partner is required to offer
all the then-existing Limited Partners the right to purchase additional Partnership Interests pursuant to Section 11.01(a), the Partnership shall offer to all the Partners, on a pro rata basis in accordance with their respective Percentage Interests, the additional Partnership Interests that the Partnership proposes to offer to such third party purchasers. Such additional Partnership Interests shall be offered to the partners at an offering price which shall be the same as, and on the same terms and conditions as, those proposed for the Third Party Offering. The offer shall be made by a written notice to Partners which shall also identify the designated third party purchasers, if then known by the Partnership. The Partners shall have thirty (30) days after the date of such offer notice (the "Partner Subscription Period") within which to elect to purchase any or all of such additional Partnership Interests proposed to be offered to third party purchasers. Such election shall be made by a written notice of subscription given to the Partnership and all the other Partners. In the event that any of the Partners do not purchase the maximum amount of such additional Partnership Interests to which they are entitled pursuant to this
Section 11.01(b), any of such additional Partnership Interests not so purchased may be purchased by the other Partners on a pro rata basis in accordance with their respective Percentage Interests, or on such other basis as they may agree, by written notice to the Partnership within ten (10) days after the end of the Partner Subscription Period. The closing date of any purchase by the Partners of such additional Partnership Interests shall be on such date as the General Partner shall reasonably determine. Notwithstanding any provision of this
Section 11.01 to the contrary, the Partnership shall not be required to make an offer to sell additional Partnership Interests to the Partners if, in the reasonable opinion of the General Partner, after consultation with its legal counsel, no exemption would be available for such offer from the registration requirements of the Securities Act of 1933 or applicable state securities laws.

                         11.01(c)  If  the  Partners  shall  fail  to  elect  to
purchase  or shall be  foreclosed  from  purchasing,  pursuant  to the  terms of
Section 11.01(b), all of the additional Partnership Interests proposed to be offered to third parties, or shall elect to purchase but fail to close the purchase on the closing date, then the Partnership shall be free for a period of two hundred seventy (270) days thereafter to sell any such additional Partnership Interests not purchased by the Partners pursuant to the terms of Section 11.01(b) to the offeror whose identity was disclosed to the Limited Partners pursuant to Section 11.01(a), upon terms and conditions no less favorable to the Partnership than those proposed for the Third Party Offering. If such additional Partnership Interests are not sold by the Partnership within such 270-day period, the Partnership's right to make any offering of additional Partnership Interests to third parties (including other Partners) shall again be subject to the foregoing restrictions.


                  11.02.  ADMISSION OF ADDITIONAL LIMITED PARTNERS.

                         11.02(a)   Following   the  admission  of  the  Limited
Partners to the Partnership on the date hereof, additional Limited Partners (including substituted Limited Partners) may be admitted to the Partnership at such times as the conditions set forth in Section 11.02(b) have been satisfied and the admission of such Limited Partners is reflected on the books and records of the Partnership.

                         11.02(b)  No  Person  shall  have the right to become a
Limited Partner unless:

                         (i) the  General  Partner  consents  in  writing to the
                  admission of such Person as a Limited Partner, which consent shall be in the sole and absolute discretion of the General Partner;

                         (ii) such  Person  accepts  and agrees in writing to be
                  bound by all of the terms and provisions of the Agreement; and

                         (iii) such Person (and,  in the case of the transfer of
                  any Partnership Interest of a Limited Partner pursuant to Sections 10.03 and 16.05, the transferor Limited Partner) executes and delivers such other instruments as are necessary to effect, and as a condition to, such action, including, without limitation, amendments to this Agreement and to the Certificate or any other instrument filed with the State of Delaware or any other state.


                  11.03.  ADMISSION OF SUCCESSOR GENERAL PARTNER.

                  A transferee of all of the Partnership Interest of the General Partner pursuant to Section 10.02, or a Person elected to be a successor General Partner upon the removal of the former General Partner pursuant to Section 11.06, shall be admitted to the Partnership as a General Partner (in the place of the transferor or former General Partner, as the case may be), effective as of the date that an amendment of the Certificate, adding the name of such successor General Partner and other required information, is recorded pursuant to Section 2.01 (which date, in the event the successor General Partner is in the place in whole of the transferor or former General Partner, shall be immediately prior to the withdrawal of such transferor or former General Partner), and upon prior receipt by the Partnership of all of the following:

                         11.03(a) the successor General Partner's acceptance of,
and agreement to be bound by, all of the terms and provisions of this Agreement, in form and substance satisfactory to the Partnership and all other agreements then in effect between the General Partner and any Limited Partner (and any other parties);

                         11.03(b)  evidence of the  authority of such  successor
General Partner to become a General Partner and to be bound by all of the terms and conditions of the Agreement including without limitation the provisions of Sections 3.03, 7.01(f) and 10.05 with regard to the assignment of the FCC License;

                         11.03(c) the written agreement of the successor General
Partner to continue the business of the Partnership in accordance with the terms and provisions of the Agreement; and

                         11.03(d) such other  documents or instruments as may be
required in order to effect the admission of the successor General Partner as a General Partner under this Agreement.


                  11.04.  WITHDRAWAL OF GENERAL PARTNER.

                  The General Partner may voluntarily withdraw from the Partnership only upon a transfer of all of such General Partner's Partnership Interest as a General Partner in accordance with Article X. The voluntary withdrawal of the General Partner shall not affect the benefits to IPSP under such license. The General Partner shall have no liability to the Partnership or the Partners on account of any withdrawal in accordance with the terms of this
Section 11.04, but such withdrawal shall not relieve the General Partner of its outstanding obligations and liabilities towards the Partnership, the Limited Partners and third parties.


                  11.05.  Withdrawal of Limited Partner.

                  Any Limited Partner may voluntarily withdraw from the Partnership at any time upon a transfer of all of such Limited Partner's
Partnership Interest as a Limited Partner in accordance with Article X or transfer of such Limited Partner's Partnership Interest to the Partnership.


                  11.06.  REMOVAL OF GENERAL PARTNER.

                         11.06(a) Subject to the provisions of Sections 3.03 and
11.03 with regard to the transfer or control of the FCC License, the General Partner shall be removed as a general partner if (i) it is found by a court of competent jurisdiction, by a final non-appealable judgment, that any of the General Partner's actions as general partner constituted actual fraud, gross negligence, willful misconduct or breach of fiduciary duty (under Delaware law, this Agreement or any other contract between the Partnership and Limited Partners generally) and (ii) the Limited Partners, by the affirmative vote of Limited Partners holding two-thirds of the Percentage Interests then held by Limited Partners, vote to remove the General Partner. The General Partner may be removed as a general partner of the Partnership for "cause" (as hereinafter defined) upon the affirmative vote of Limited Partners holding two-thirds of the Percentage Interests then held by Limited Partners. Any such action by the Limited Partners must also provide for the prompt election of a successor General Partner by Limited Partners holding two-thirds of the Percentage Interests then held by Limited Partners, and shall become effective only upon the admission of the successor General Partner pursuant to Section 11.03. As used herein, "cause" shall mean (i) actual fraud, gross negligence, or willful misconduct or breach of fiduciary duty (under Delaware law, this Agreement or any other contract between the Partnership and Limited Partners generally) of the General Partner, (ii) the Bankruptcy (as defined in Section 12.01) of the General Partner, or (iii) the declaration of an event of default under the credit documents with respect to the financing of the Partnership's proposed satellites by the banks (or their agent, as applicable) under the terms of such credit documents and an indication by such banks (or such agent, as applicable) in writing that the banks intended to foreclose upon any Partnership Assets or other collateral (as defined in such credit documents), unless such event of default is due principally to circumstances that are reasonably beyond the control of the General Partner, in each case as determined by the Independent Party. The removal of the General Partner pursuant to this Section 11.06(a) shall not be deemed to be an election of remedies by the Partnership or the Limited Partners, and such removal shall not relieve the General Partner of its outstanding obligations and liabilities towards the Partnership, the Limited Partners and third parties.

                         11.06(b)  Written  notice  of  removal  of the  General
Partner pursuant to this Section 11.06 shall be provided to the General Partner in the manner provided in Section 13.02.

                         11.06(c)  In the event the  General  Partner is removed
pursuant to this Section 11.06, the removed General Partner's Partnership Interest as a General Partner automatically shall be converted into the Partnership Interest of a Limited Partner and the removed General Partner shall retain all its Percentage Interest and thereupon be admitted as and be deemed a Limited Partner for all purposes.

                         11.06(d) Any successor General Partner elected pursuant
to  Section  11.06(a)  shall,  at the  effective  date of its  admission  to the
Partnership  as  the  General  Partner,  make  a  Capital  Contribution  to  the
Partnership in an amount such that, immediately following such Capital Contribution, the balance of the successor General Partner's Capital Account shall be no less than one percent (1%) of the aggregate balances of all Partners' Capital Accounts.

                         11.06(e)  Prior to any removal of the  General  Partner
under this Agreement, notice shall be given to the FCC of such proposed removal, and any successor General Partner shall, prior to the effective date of its admission to the Partnership as the General Partner, comply with the provisions of Section 3.03. The General Partner agrees that, if the FCC License is then held by the General Partner and not the Partnership, it will take any action and execute any instruments necessary to obtain from the FCC such approval as may be necessary for the assignment to a Person designated by the Partnership as the successor General Partner of such license, the rights under which shall have been contributed by the General Partner to the Partnership pursuant to this Agreement. The General Partner hereby appoints each Limited Partner as its attorney-in-fact, with full power of substitution, for the purpose of taking any action and executing any instruments, in the event of the General Partner's removal under this Agreement, necessary for obtaining such approval of the FCC. The General Partner hereby agrees that the subject matter of this Section 11.06(e) is unique, and that in addition to any other remedies which the Limited Partners may have at law or in equity, the General Partner hereby agrees that the Limited Partners shall have the right to have all obligations, undertakings, agreements, covenants and other provisions of this Section 11.06(e) specifically performed by the General Partner, that the General Partner waives any equitable defenses it may have to such specific performance, and that the Limited Partners shall have the right to obtain an order or decree of such specific performance in any of the courts of the United States or of any state or other political subdivision thereof.


                                   ARTICLE XII

                           DISSOLUTION AND LIQUIDATION


                  12.01.  EVENTS CAUSING DISSOLUTION.

                  The Partnership shall be dissolved and its affairs wound up upon the occurrence of any of the following events:

                         12.01(a)  expiration of the term of the  Partnership on
the Termination Date;

                         12.01(b) the election in writing of the General Partner
and the Limited Partners holding two-thirds of the total Percentage Interests of the Limited Partners to dissolve and wind up the affairs of the Partnership;

                         12.01(c)   the  sale  or  other   disposition   by  the
Partnership (other than in the ordinary course of business) of all or substantially all of the Partnership Assets and the collection of all amounts derived from any such sale or disposition, including all amounts payable to the Partnership under any promissory notes or other evidences of indebtedness taken by the Partnership in connection with such sale or other disposition (unless the General Partner shall elect to distribute such indebtedness to the Partners in liquidation);

                         12.01(d) the Bankruptcy (as hereinafter defined) of the
General Partner;

                         12.01(e) the Bankruptcy (as hereinafter defined) of the
Partnership and the determination of the General Partner not to continue the business of the Partnership; or

                         12.01(f) except as provided in Section  12.01(d) above,
the occurrence of any event that would cause the General Partner to cease to be a general partner of the Partnership under Section 17-402 of the Delaware RULPA; or

                         12.01(g) the entry of a decree of judicial  dissolution
under Section 17-802 of the Delaware RULPA.

                  For the purposes of this Agreement, the term "Bankruptcy" of the General Partner or the Partnership, as applicable, shall mean, and the General Partner or the Partnership, as applicable, shall be deemed "Bankrupt," if it:

                  a.     makes an assignment for the benefit of creditors;

                  b.     files a voluntary petition in bankruptcy;

                  c. is adjudged a bankrupt or insolvent, or has entered against it an order of relief in any bankruptcy or insolvency proceeding and such adjudication or order is final and not subject to appeal;

                  d. files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation;

                  e. files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature; or

                  f. seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Partnership or of all or any substantial part of its properties.

                  The term "Bankruptcy," as defined above and as used in this Agreement, is intended and shall be deemed to supersede and replace the event of withdrawal described in Sections 17-402(a)(4) and (5) of the Delaware RULPA.

                  12.02.  RIGHT TO CONTINUE BUSINESS OF PARTNERSHIP.

                  Upon an event described in Sections 12.01(d) or 12.01(f), the Partnership shall not be dissolved or be required to be wound up if (A) at the time of such event there is at least one remaining General Partner who carries on the business of the Partnership (and each such remaining General Partner is hereby authorized to carry on the business of the Partnership without dissolution), or (B) within ninety (90) days after such event, all remaining Partners agree in writing (a) to continue the business of the Partnership and
(b) to the appointment, effective as of the date of such event, of one or more additional General Partners if necessary or desired.


                  12.03.  LIQUIDATION.

                         12.03(a) Upon the dissolution of the  Partnership,  the
General Partner (or other person responsible for winding up the affairs of the Partnership) shall promptly notify the Partners of such dissolution and shall proceed without any unnecessary delay to sell or otherwise liquidate the Partnership Assets and pay or make due provision for the payment of all debts, liabilities and obligations of the Partnership.

                         12.03(b) After adequate provision has been made for the
payment of all debts, liabilities and obligations of the Partnership (other than liabilities for distributions to Partners), the General Partner (or other person responsible for winding up the affairs of the Partnership) shall distribute the net liquidation proceeds and any other liquid assets of the Partnership to the Partners in accordance with Section 6.05. No distribution in kind of Partnership Assets, other than cash and other liquid assets, shall be made without the approval of the Review Committee.

                         12.03(c) A  reasonable  time  shall be allowed  for the
orderly winding up of the business and affairs of the Partnership and the liquidation of its assets pursuant to this Section 12.03 in order to minimize any losses otherwise attendant upon such a winding up.


                  12.04.  TERMINATION OF PARTNERSHIP.

                  Except as otherwise provided in this Agreement, the Partnership shall terminate when all of the assets of the Partnership shall have been converted into cash, the net proceeds therefrom, as well as any other liquid assets of the Partnership, after payment of or due provision for the payment of all debts, liabilities and obligations of the Partnership, shall have been distributed to the Partners as provided for in Section 6.05 and Section 12.03, and the Certificate shall have been cancelled in the manner required by the Delaware RULPA.

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS


                  13.01.  ADDITIONAL ACTIONS AND DOCUMENTS.

                  Each of the Partners hereby agrees to take or cause to be taken such further actions, to execute, acknowledge, deliver and file or cause to be executed, acknowledged, delivered and filed such further documents and instruments, and to use best efforts to obtain such consents, as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Agreement, whether before, at or after the closing of the transactions contemplated by this Agreement.


                  13.02.  NOTICES.

                  All notices, demands, requests or other communications which may be or are required to be given, served, or sent by a Partner or the Partnership pursuant to this Agreement shall be in writing and shall be hand delivered (including delivery by courier), mailed by first-class, registered or certified mail, return receipt requested, postage prepaid or by "overnight" or express mail or courier service, or transmitted by telegram, telex or facsimile transmission (if an additional copy is sent by "overnight" or express mail or courier service in addition to the facsimile transmission), addressed as follows:

                  (i)      If to the General Partner:

                           Orion Satellite Corporation
                           2440 Research Blvd.
                           Suite 400
                           Rockville, Maryland  20858-3238
                           Attention:
                           Telex/Fax Nos.:


                  (ii)     If to a Limited Partner:

                           At the address specified for such Limited Partner in Schedule A


                  (iii)    If to the Partnership:

                           International Private Satellite Partners, L.P. 2440 Research Drive
                           Suite 400
                           Rockville, Maryland  20858-3238
                           Attention:
                           Telex/Fax Nos.:

Each Partner and the Partnership may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request or communication which shall be delivered, mailed or transmitted in the manner described above, shall be deemed sufficiently given, served, sent or received for all purposes at such time as it is delivered to the addressee (with an affidavit of personal delivery (and in the case of communications by facsimile transmission, the affidavit of the "overnight" or express mail or courier service delivering the additional copy), the return receipt, the delivery receipt, or (with respect to a telex) the answer back being deemed conclusive, but not exclusive, evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.


                  13.03.  SEVERABILITY.

                  Except as otherwise expressly provided in this Agreement, the invalidity of any one or more provisions hereof or of any other agreement or instrument given pursuant to or in connection with this Agreement shall not affect the remaining portions of this Agreement or any such other agreement or instrument or any part thereof, all of which are inserted conditionally on their being held valid in law; and in the event that one or more of the provisions contained herein or therein should be invalid, or should operate to render this Agreement or any such other agreement or instrument invalid, this Agreement and such other agreements and instruments shall be construed as if such invalid provisions had not been inserted; provided, however, that such severability of the remaining portions shall be conditional upon the good faith and diligent efforts of IPSP and the Limited Partner(s) whose rights and/or duties were declared invalid to negotiate and agree upon new provision(s) which will closely replicate the void provision(s) and which will be valid and enforceable.


                  13.04.  SURVIVAL.

                  It is the express intention and agreement of the Partners that all covenants, agreements, statements, representations, warranties and indemnities made in this Agreement shall survive the execution and delivery of this Agreement.


                  13.05.  WAIVERS.

                  Neither the waiver by a Partner of a breach of or a default under any of the provisions of this Agreement, nor the failure of a Partner, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right, remedy or privilege hereunder shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any such provisions, rights, remedies or privileges hereunder.

                  13.06.  EXERCISE OF RIGHTS.

                  No failure or delay on the part of a Partner or the Partnership in exercising any right, power or privilege hereunder and no course of dealing between the Partners or between a Partner and the Partnership shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any other rights or remedies which a Partner or the Partnership would otherwise have at law or in equity or otherwise.


                  13.07.  BINDING EFFECT.

                  Subject to any provisions hereof restricting assignment, this Agreement shall be binding upon and shall inure to the benefit of the Partners and their respective heirs, devises, executors, administrators, legal representatives, successors and assigns.


                  13.08.  LIMITATION ON BENEFITS OF THIS AGREEMENT.

                  It is the explicit intention of the Partners that, except as otherwise expressly agreed in writing by the Partners, no person or entity other than the Partners and the Partnership is or shall be entitled to bring any action to enforce any provision of this Agreement against any Partner or the Partnership, and that the covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the Partners (or their respective successors and assigns as permitted hereunder) and the Partnership.


                  13.09.  AMENDMENT PROCEDURE.

                  This Agreement may not be modified or amended except as expressly set forth below.

                         13.09(a)  This  Agreement may be modified or amended by
the General Partner, without the consent or approval of the Limited Partners, except as set forth in Section 13.09(c), (i) to cure any ambiguity, to correct or supplement any provision herein which would be inconsistent with any other provision herein, or to make any other provision with respect to matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement; (ii) to delete or add any provision of this Agreement required to be so deleted or added by any federal agency or by a state "Blue Sky" commissioner or similar official, which addition or deletion is deemed by such agency or official to be for the benefit or protection of the Limited Partners; (iii) to amend Schedules A and B to reflect the admission of additional or substitute Limited Partners pursuant to Section 11.02; or (iv) to permit the allocations provided for in Article VI to be respected for federal income tax purposes or to avoid the Partnership being treated as an "association" for federal income tax purposes; provided however, that no amendment shall be adopted pursuant to this Section 13.09(a) unless the adoption thereof (A) is not adverse to the interest of the Limited Partners; (B) does not affect the method of distribution of cash or allocation of net profits or net losses provided in
Article VI among the Limited Partners or between the Limited Partners and the General Partner; and (C) does not adversely affect the limited liability of the Limited Partners contemplated by this Agreement or the status of the Partnership as a partnership for federal income tax purposes. The power of attorney granted pursuant to Section 7.03 may be used by the General Partner to execute on behalf of a Limited Partner any document evidencing or effecting an amendment adopted in accordance with this Section 13.09.

                         13.09(b) This Agreement also may be modified or amended
with the written consent of the General Partner and of an LP Majority; provided however, that any modification or amendment which would (i) increase the amount of Capital Contributions payable by the Limited Partners, (ii) affect the rights of the Partners under Article VI, or (iii) except as provided in Section 13.09(a), amend Article V, Article VI, Article XII, or this Section 13.09, shall require the written consent of all the Partners.

                         13.09(c) [Intentionally Omitted.]

                         13.09(d)  Notwithstanding  anything to the  contrary in
this Agreement, this Agreement may not be modified or amended in any manner which, in the view of the FCC or in the reasonable judgment of the General Partner or its counsel, would (i) result in any violation (either through the possession of such power or through the taking of any specific action) of any law, rule or regulation applicable to the Partnership and its proposed business, including without limitation the United States' Communications Act of 1934, as amended, or the rules and regulations of the FCC as now or hereafter in effect, or (ii) result in a transfer of control (as defined in the rules and regulations of the FCC as now or hereafter in effect) of the General Partner, the business or operations of the General Partner or the licenses issued by the FCC relating to the construction, launch and operation of the satellite(s) owned by IPSP.

                         13.09(e)  The  Ten  Year   Projection   constitutes  an
integral and substantial part of this Agreement and cannot be amended without the unanimous approval of the Limited Partners. In addition, if any Proposed Budget relating to a period of longer than one Fiscal Year or that requires multi-year expenditures calls for a percentage increase for any Fiscal Year, other than the first Fiscal Year of the Proposed Budget, of 2 percent or more over the budget for such Fiscal Year as reflected in the Ten Year Projection or Approved Budget, whichever is applicable, then the entire Proposed Budget shall require the unanimous approval of the Limited Partners.

                  13.10.  WAIVER OF PARTITION.

                  Each Partner hereby irrevocably waives any and all rights that it may have to maintain an action for partition of any of the Partnership Assets.


                  13.11.  CONSOLIDATION.

                  In interpreting this Agreement, it is understood that the operations of any corporation or other entity in which the Partnership has an ownership interest and which is controlled by the Partnership or the General Partner will be consolidated to the extent appropriate with those of the Partnership.


                  13.12.  ENTIRE AGREEMENT.

                  Except as set forth in this Section 13.12, this Agreement (including the Schedules and annexes hereto) contains the entire agreement among the Partners with respect to the transactions contemplated herein, and supersedes all prior (but not contemporaneous) written and all oral agreements, commitments or understandings with respect to the matters provided for herein and therein. Notwithstanding this Section 13.12, each of the Partners have entered into other agreements prior to the date hereof or contemporaneously with the execution of this Agreement, all of which relate to the transactions contemplated herein, and the terms of which are no less binding upon the signatories thereto than are the terms of this Agreement binding upon the signatories hereto.


                  13.13.  PRONOUNS.

                  All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or entity may require.


                  13.14.  HEADINGS.

                  Article, Section and subsection headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.


                  13.15.  GOVERNING LAW.

                  This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Delaware (but not including the choice of law rules thereof).

                  13.16.  EXECUTION IN COUNTERPARTS.

                  To facilitate execution, this Agreement may be executed in as many counterparts as may be required; and it shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.


                  13.17.  INTEREST RATES.

                  Any provision of this Agreement containing, or requiring the use of, a stated interest rate shall be deemed to refer to the lower of such stated rate and the highest rate permitted by applicable law.


                                   ARTICLE XIV

                                 STET REDEMPTION


         14.01.   RATIFICATION OF STET  REDEMPTION,  ISSUANCE OF NEW INTEREST TO
                  ONS.

                  Notwithstanding anything in this Agreement to the contrary, the following actions are hereby authorized, approved, ratified and confirmed in all respects and do not violate or constitute a breach of or a default under any provision of this Agreement: (i) the redemption by the Partnership in 1995 of the 8.33% limited partnership interest of Societa Finanziaria Telefonica-per Azioni ("STET"), and the withdrawal of STET as a limited partner from the Partnership pursuant to Section 11.05 of the Agreement; (ii) the issuance of a new 8.33% limited partnership interest to existing limited partner Orion Network Systems, Inc. ("ONS"); (iii) recognition of the assumption by ONS of the obligations of an Affiliate of STET, Telecom Italia S.p.A. ("Telecom Italia"), to make contingent payments pursuant to the Contingent Communications Satellite Capacity Agreement to which Telecom Italia and the Partnership are parties (the "STET/Telecom Italia Contingent Payment Obligations"); (iv) the modification or termination of certain bilateral and multilateral agreements between the Partnership and STET (or Telecom Italia, as the case may be) or among the Partnership, STET (or Telecom Italia, as the case may be) and some or all of the Limited Partners; (v) the amendment of certain provisions of the Second Amended and Restated Agreement, including the deletion of provisions of Article XVI thereof relating to certain specific rights of STET and its affiliates, amendment of Schedules A and B to the Second Amended and Restated Agreement to reflect the redemption of STET's 8.33% limited partnership interest, the withdrawal of STET from the Partnership, the sale to ONS of an additional limited partnership interest, and the adjustment by the General Partner, in consultation with the accounting firm that prepares the Federal income tax returns of the Partnership, of the Partners' Capital Accounts in accordance with Regulations sections 1.704-1(b)(2)(iv)(f) and 1.704-1(b)(2)(iv)(g)(1) to reflect the redemption of STET's limited partnership interest and the acquisition by ONS of an additional limited partner interest; and (vi) the execution, delivery and performance by the Partnership of a Redemption Agreement, dated as of November ___, 1995, between the Partnership and STET (the "STET Redemption Agreement"), a Subscription Agreement, dated as of November ___, 1995, between the Partnership and ONS (the "Subscription Agreement"), an Indemnity Agreement dated as of November ___, 1995, among the Partnership, Telecom Italia and ONS (the "Indemnity Agreement"), and an IPSP-Telecom Italia Agreement, dated as of November ___, 1995, between the Partnership and Telecom Italia S.p.A. (the "IPSP-Telecom Italia Agreement"), and the agreements, documents and instruments referred to therein.


         14.02.  STET's UNRECOVERED CONTINGENT CONTRIBUTIONS.

                  Notwithstanding  anything in this  Agreement to the  contrary,
(i) all Unrecovered Contingent Contributions of STET prior to November ___, 1995 shall constitute Unrecovered Contingent Contributions of ONS from and after November __, 1995, and (ii) all STET/Telecom Italia Contingent Payment Obligations paid by ONS (or on its behalf) from and after November __, 1995 (including without limitation pursuant to the Indemnity Agreement) shall constitute (including for purposes of determining Unrecovered Contingent Contributions) contingent payments made by ONS or its Affiliate to the Partnership pursuant to Article II of the Contingent Communications Satellite Capacity Agreement (or to a payment guarantee agreement in accordance with Article III of the Contingent Communications Satellite Capacity Agreement) and treated as contributions by ONS to the capital of the Partnership pursuant to
Section 5.01 of the Contingent Communications Satellite Capacity Agreement.


         14.03.  TERMINATION AND MODIFICATION OF STET AGREEMENTS.

                  The parties hereby consent to and ratify the termination, as of the effective date of the STET Redemption Agreement and IPSP-Telecom Italia Agreement, of each of the bilateral and multilateral agreements, as amended through such effective date, set forth on Annex 1 hereto between the Partnership and STET (or Telecom Italia, as the case may be) or among the Partnership, STET (or Telecom Italia, as the case may be) and some or all of the Limited Partners, and agree that (and such agreements are hereby amended to the extent necessary so that) such agreements are terminated in their entirety as of the effective date of the STET Redemption Agreement and IPSP-Telecom Italia Agreement.

                  The parties hereby consent to and ratify the modification, as of the effective date of the STET Redemption Agreement and IPSP-Telecom Italia Agreement, of each of the multilateral agreements, as amended through such effective date, set forth on Annex 2 hereto among the Partnership, STET (or Telecom Italia, as the case may be) and some or all of the Limited Partners, to remove STET (or Telecom Italia, as the case may be) as a party to such agreements and to provide that such agreements, as so modified, continue in full force and effect, such modification to be effective as of the effective date of the STET Redemption Agreement and IPSP-Telecom Italia Agreement.

                  The parties hereby consent to and ratify the modification, as of the effective date of the STET Redemption Agreement and IPSP-Telecom Italia Agreement, of each of the agreements set forth on Annex 3 hereto, as amended through such effective date, between the Partnership and STET (or Telecom Italia, as the case may be), which modifications are described on Annex 3 or the attachments thereto and to provide that such agreements, as so modified (and with such additional modifications not material to the Partnership or any Limited Partner and agreed to by the General Partner on behalf of the Partnership and set forth on the applicable modification documents), continue in full force and effect, such modification to be effective as of the effective date of the STET Redemption Agreement and IPSP-Telecom Italia Agreement.

                  In the event that the parties to the agreements set forth on Annexes 1, 2 or 3 hereto include affiliates of Limited Partners rather than the Limited Partners themselves, the consents given under this Section 14.03 are given both on behalf of such affiliates and their affiliated Limited Partners, and the affiliated Limited Partners agree to cause such affiliates to supply additional consents to the effect of the applicable provisions of this Section
14.03 upon the reasonable written request of any party hereto.


         14.04.  BA WAIVER.

                  British Aerospace Communications, Inc. ("BA"), as of the effective date of the STET Redemption Agreement and IPSP-Telecom Italia Agreement, waived its rights pursuant to the Consent and Agreement dated December 20, 1991 among the Partnership and the Limited Partners with respect to the additional limited partnership interest that was purchased by ONS (the "New Interest"), including BA's rights to (i) have the Partnership refrain from offering the New Interest until certain of BA's limited partnership interests have been repurchased, or require the purchaser of the New Interest to acquire certain of BA's limited partnership interests or (ii) have certain of BA's limited partnership interests purchased by the Partnership with the proceeds of the sale of the New Interest.

                                   ARTICLE XV

                              PARTNERSHIP APPROVALS

                  Notwithstanding anything in this Agreement to the contrary, except as set forth below in this Article XV, the execution, delivery and performance by the Partnership of the following agreements, documents and instruments (of which there may be one or more versions), among the Partnership and Partners or prospective partners of the Partnership or their Affiliates and other Persons which are dated on or prior to the date of this Agreement, or any amendments or amendment and restatements of such agreements, documents and instruments, are hereby authorized, approved, ratified and confirmed in all respects and do not violate or constitute a breach of or a default under any provision of this Agreement: subscription agreements, escrow agreements, communications satellite capacity agreements, option agreements, contingent communications satellite capacity agreements, Agreements of Principles regarding service offerings by the Partnership, agreements relating to marketing and related services with respect to the sale of the Partnership's international communications satellite facilities, agreements relating to distribution and sales representation with respect to the Partnership's services (which such agreements, consistent with the terms of Section 7.10, may be exclusive in nature and pursuant to which sales are not governed by contractual terms and conditions set solely by the General Partner), consent and agreement concerning the rights of one limited partner to transfer certain partnership interests, assignment and assumption between the General Partner and the Partnership, agreement regarding certain possible conveyances, agreement regarding preferred bidding, and such other agreements, documents and instruments to which the Partnership is a party dated on or prior to the date of this Agreement that have been entered into or executed by the Partnership. Nothing contained herein, however, shall constitute or reflect any approval or waiver of rights by any Limited Partner with respect to the execution, delivery or performance by the Partnership or the General Partner of any agreement which was not provided by the Partnership or the General Partner to such Limited Partner prior to the date hereof.

                       [Signatures commence on next page]

                                   ARTICLE XVI

                                    EXECUTION

                  IN WITNESS WHEREOF, the undersigned have duly executed this Agreement, or have caused this Agreement to be duly executed on their behalf, as of the day and year first hereinabove set forth.

                                             General Partner:

                                             ORION SATELLITE CORPORATION

                                             By:
                                                  ------------------------------

                                             Title:
                                                  ------------------------------



                                             LIMITED PARTNERS:

                                             -----------------------------------


                                             By:
                                                  ------------------------------

                                             Title:
                                                  ------------------------------


                                             -----------------------------------


                                             By:
                                                  ------------------------------

                                             Title:
                                                  ------------------------------


                                             -----------------------------------



                                             By:
                                                  ------------------------------

                                             Title:
                                                  ------------------------------

                                             -----------------------------------


                                             By:
                                                  ------------------------------

                                             Title:
                                                  ------------------------------


                                             -----------------------------------


                                             By:
                                                  ------------------------------

                                             Title:
                                                  ------------------------------


                                             -----------------------------------


                                             By:
                                                  ------------------------------

                                             Title:
                                                  ------------------------------


                                             -----------------------------------


                                             By:
                                                  ------------------------------

                                             Title:
                                                  ------------------------------

                                                                      SCHEDULE A
                                                                      ----------

                             NAMES AND ADDRESSES AND
                        CAPITAL CONTRIBUTIONS OF PARTNERS
                        ---------------------------------

GENERAL PARTNER
---------------

   Orion Satellite Corporation          $30,000,000     (consisting    of    the
   2440 Research Blvd, Suite 400        assignment  of the rights of the General
   Rockville, MD 20850-3238             Partner to use, sell, lease or otherwise
                                        convey the  communications  transmission
                                        capacity on the  satellite  system which
                                        is the  subject  of the FCC  license  to
                                        construct   and  operate  two   in-orbit
                                        satellites    at    37.5(degree)    West
                                        Longitude and 47(degree)  West Longitude
                                        held  by  the   General   Partner,   but
                                        excluding  the  assignment  of  any  FCC
                                        construction   permit  or  license  with
                                        respect to said satellite system, under the authorizations by other governments, and under its IFRB registration and under the INTELSAT consultation; certain contract rights; and certain other tangible and intangible assets).

LIMITED PARTNERS
----------------

   Martin Marietta Commercial           $10,000,000
    Launch Services, Inc.
   9444 Balboa Avenue, Suite 200
   San Diego, CA 92123

   British Aerospace                    $30,000,000
    Communications, Inc.
   Suite 500
   13873 Park Center Road
   Herndon, Virginia  22071

                                                             -------------------



                             NAMES AND ADDRESSES AND
                        CAPITAL CONTRIBUTIONS OF PARTNERS
                        ---------------------------------


LIMITED PARTNERS
----------------

   MCN Sat U.S., Inc.                   $10,000,000
   c/o Matra Aerospace
   1735 Jefferson Davis Highway
   Suite 807
   Arlington, VA  22202


   Trans-Atlantic Satellite, Inc.       $10,000,000
   1211 Avenue of the Americas
   41st Floor
   New York, NY  10036


   Kingston Communications              $ 5,000,000
      International Limited
   Telephone House
   Carr Lane
   Kingston-upon-Hull
   HU1 3RE
   England


   COM DEV Satellite
       Communications Limited           $ 5,000,000
   155 Sheldon Drive
   Cambridge, Ontario
   Canada N1R 7H6


   Orion Network Systems, Inc.          $18,000,000
   2440 Research Blvd, Suite 400
   Rockville, MD  20850-3238

                                                                      SCHEDULE B
                                                                      ----------




                        PERCENTAGE INTERESTS OF PARTNERS
                        --------------------------------


GENERAL PARTNER
---------------

        Orion Satellite Corporation                            25.00%


LIMITED PARTNERS
----------------

        Martin Marietta Commercial                              8.33%
          Launch Services, Inc.


        British Aerospace25.00%
          Com
        MCN Sat U.S., Inc.                                      8.33%


        Trans-Atlantic Satellite, Inc.                          8.33%


        Kingston Communications                                 4.17%
           International Limited


        COM DEV Satellite                                       4.17%
           Communications Limited


        Orion Network Systems, Inc.                            16.66%
                                                               ------

Total                                                         100.00%

                                                                       EXHIBIT A
                                                                       ---------


                               TEN YEAR PROJECTION
                               -------------------

                                                                         Annex 1
                                                                         -------


                           Agreements Being Terminated
                           ---------------------------


1. Service Provision and Representative Agent Agreement for Eastern Europe, dated as of August 7, 1991, as amended, between the Partnership and STET, and assigned by STET to Telecom Italia (or a predecessor thereof) as of December 21, 1993.

2. First Refusal Agreement for Italy, dated as of August 7, 1991, by and between the Partnership and STET, and assigned by STET to Telecom Italia (or a predecessor thereof) as of December 21, 1993.

3. Service Provision and Distribution Agreement for Italy, dated as of August 7, 1991, by and between the Partnership and STET, as amended, and assigned by STET to Telecom Italia (or a predecessor thereof) as of December 21, 1993.

4. Representative Agent Agreement for the Sale of Satellite Capacity in Eastern Europe, dated August 7, 1991, by and between the Partnership and STET, as amended, and assigned by STET to Telecom Italia (or a predecessor thereof) as of December 21, 1993.

5. Side Agreement for Eastern Europe, dated as of December 20, 1991, by and among the Partnership, STET and the Limited Partners, and assigned by STET to Telecom Italia (or a predecessor thereof) as of December 21, 1993.

6. Side Agreement for Italy, dated December 20, 1991, by and among the Partnership, STET and the Limited Partners, and assigned by STET to Telecom Italia (or a predecessor thereof) as of December 21, 1993.

7. Option Agreement, dated as of December 22, 1991, by and between the Partnership and STET and assigned by STET to Telecom Italia (or a predecessor thereof), as of December 21, 1993.

8. Subscription Agreement, dated as of August 7, 1991, by and between OrionSat and STET.

9. Consulting Agreement, dated as of August 2, 1991, by and between the Partnership and Telespazio S.p.A., and assigned by STET to Telecom Italia (or a predecessor thereof) as of December 21, 1993.

10. Agreement on Letter of Credit, dated as of December 20, 1991, by and among the Partnership, OrionSat, Orion and STET.

                                                                         Annex 2
                                                                         -------

                            Agreements Being Modified
                  to Remove STET (or Telecom Italia) as a Party
                  ---------------------------------------------


1. Amended and Restated Preferred Bidders Agreement, dated as of December 20, 1991, by and among the Partnership, OrionSat, STET and the Limited Partners and assigned by STET to Telecom Italia (or a predecessor thereof) as of December 21, 1993.

2. Agreement of Principles, dated as of April 2, 1992, by and among the Partnership, OrionSat, STET and the Limited Partners, and assigned by STET to Telecom Italia (or a predecessor thereof) as of December 21, 1993, which superseded the earlier "Amended and Restated Agreement in Principle."

3. Consent and Agreement, dated as of December 20, 1991, relating to certain sales of partnership interests, by and among the Partnership, STET and the Limited Partners.

                                                                         Annex 3
                                                                         -------

                            Agreements Being Modified
                               As Specified Herein
                               -------------------


1. Communications Satellite Capacity Agreement, dated as of October 22, 1991, by and between the Partnership and STET and assigned by STET to Telecom Italia (or a predecessor thereof) as of December 21, 1993: modifications regarding a change in Telecom Italia's selected capacity and change in the termination date to December 31, 1997 (subject to the completion of a bond financing, bank loan refinancing, bank approval or occurrence of other conditions permitting termination under existing agreements between the Partnership and its senior lenders), with certain options for Telecom Italia to extend the term, with respect to part or all of the capacity covered thereby, through December 31, 1999.

2. Contingent Communications Satellite Capacity Agreement, dated as of October 22, 1991, by and between the Partnership and STET and assigned by STET to Telecom Italia (or a predecessor thereof) as of December 21, 1993: modifications to cause termination to occur upon the completion of a bond financing, bank loan refinancing, bank approval or occurrence of other conditions permitting termination under existing agreements between the Partnership and its senior lenders.

3. Italian Facility and Services Agreement, dated as of August 2, 1991, by and between OrionSat and Telespazio S.p.A., as amended by the amendment thereto, dated March 19, 1994 and assigned to Telecom Italia (or a predecessor thereof) as of December 21, 1993: modifications regarding revisions to the statement of work, reduction of the payment obligations of the Partnership by approximately $1.5 million and changes to the ratio for payments by the Partnership between cash and capacity credits.

4. Telespazio Communications Capacity Agreement dated as of August 2, 1991 by and between the Partnership and Telespazio
                  S.p.A.: modification regarding use of capacity credits earned pursuant to the Italian Facility and Services Agreement referred to in item 3 of this Annex 3.

5. STET-IPSP Agreement, dated as of December 25, 1991, by and among the Partnership, OrionSat, STET and the Limited
                  Partners: modifications to provide that Section 2 thereof (limitations on financial exposure), will survive, Sections 3 through 7 will not survive and the remaining provisions will survive only to the extent they relate to surviving provisions or agreements.